                                                                    Exhibit 10.1


                     FIFTH RESTATEMENT OF CREDIT AGREEMENT

                                 FORCENERGY INC

                                      and

                         ING (U.S.) CAPITAL CORPORATION
                                    as Agent

                                      and

                         CERTAIN FINANCIAL INSTITUTIONS
                                   as Lenders

                                  $250,000,000
                                 April 13,1998

                                                           EXECUTION COUNTERPART

--------------------------------------------------------------------------------


                     FIFTH RESTATEMENT OF CREDIT AGREEMENT


                     -------------------------------------


                                 FORCENERGY INC


                                       AND

                         ING (U.S.) CAPITAL CORPORATION

                                    AS AGENT

                                      AND

                         CERTAIN FINANCIAL INSTITUTIONS

                                   AS LENDERS


                      -------------------------------------



                                  $250,000,000



                                 APRIL 13, 1998

--------------------------------------------------------------------------------



ARTICLE I - Definitions and References............................................................................2
         Section 1.1.      Defined Terms..........................................................................2
         Section 1.2.      Exhibits and Schedules; Additional Definitions........................................15
         Section 1.3.      Amendment of Defined Instruments......................................................15
         Section 1.4.      References and Titles.................................................................15
         Section 1.5.      Calculations and Determinations.......................................................16

ARTICLE II - The Loans...........................................................................................16
         Section 2.1.      Advances..............................................................................16
         Section 2.2.      Requests for Advances.................................................................17
         Section 2.3.      Use of Proceeds.......................................................................17
         Section 2.4.      Rate Elections........................................................................18
         Section 2.5.      Commitment and Facility Fees..........................................................18
         Section 2.6.      Up-front Fees.........................................................................19
         Section 2.7.      Agent's Fees..........................................................................19
         Section 2.8.      Optional Prepayments..................................................................19
         Section 2.9.      Mandatory Prepayments.................................................................19
         Section 2.10.     Payments to Lenders...................................................................20
         Section 2.11.     Initial Borrowing Base................................................................21
         Section 2.12.     Subsequent Determinations of Borrowing Base...........................................21
         Section 2.13.     Capital Reimbursement.................................................................22
         Section 2.14.     Increased Cost of Fixed Rate Portions.................................................22
         Section 2.15.     Transfer of Loans and Participations..................................................23
         Section 2.16.     Availability..........................................................................23
         Section 2.17.     Funding Losses........................................................................23
         Section 2.18.     Reimbursable Taxes....................................................................24

ARTICLE 2A. -  Letters of Credit.................................................................................25
         Section 2A.1.     Letters of Credit.....................................................................25
         Section 2A.2.     Reimbursement of Letters of Credit....................................................26
         Section 2A.3.     Transferees of Letters of Credit......................................................27
         Section 2A.4.     Extension of Maturity of Letters of Credit............................................27
         Section 2A.5.     Restriction on Liability..............................................................27
         Section 2A.6.     No Duty to Inquire....................................................................28
         Section 2A.7.     Letter of Credit Fees.................................................................28
         Section 2A.8.     Acceleration of LC Obligations........................................................29
         Section 2A.9.     Purposes..............................................................................29
         Section 2A.10.    Increased Costs for Letters of Credit.................................................29

ARTICLE III - Conditions Precedent to Lending....................................................................30
         Section 3.1.      Documents to be Delivered.............................................................30
         Section 3.2.      Additional Conditions Precedent.......................................................31



ARTICLE IV -  Representations and Warranties.....................................................................32
         Section 4.1.  Borrower's Representations and Warranties.................................................32
         Section 4.2.  Representation by Lenders.................................................................38

ARTICLE V - Covenants of Borrower................................................................................38
         Section 5.1.  Affirmative Covenants.....................................................................38
         Section 5.2.  Negative Covenants........................................................................45

ARTICLE VI - Security............................................................................................51
         Section 6.1.  The Security..............................................................................51
         Section 6.2.  Agreement to Deliver Security Documents...................................................51
         Section 6.3.  Perfection and Protection of Security Interests and Liens.................................51
         Section 6.4.  Bank Accounts; Offset.....................................................................51
         Section 6.5.  Guaranties of Borrower's Subsidiaries.....................................................52
         Section 6.6.  Production Proceeds.......................................................................52

ARTICLE VII - Events of Default and Remedies.....................................................................52
         Section 7.1.  Events of Default.........................................................................52
         Section 7.2.  Remedies..................................................................................55
         SECTION 7.3.  INDEMNITY.................................................................................55

ARTICLE VIII - Agent.............................................................................................56
         Section 8.1.  Appointment and Authority.................................................................56
         Section 8.2.  Agent's Reliance, Etc.....................................................................57
         Section 8.3.  Lenders' Credit Decisions.................................................................57
         SECTION 8.4.  INDEMNIFICATION...........................................................................57
         Section 8.5.  Rights as Lender..........................................................................58
         Section 8.6.  Sharing of Set-Offs and Other Payments....................................................58
         Section 8.7.  Investments...............................................................................59
         Section 8.8.  Benefit of Article VIII...................................................................59
         Section 8.9.  Resignation...............................................................................59

ARTICLE IX - Miscellaneous.......................................................................................60
         Section 9.1.  Waivers and Amendments....................................................................60
         SECTION 9.2.  GOVERNING LAW; SUBMISSION TO PROCESS......................................................60
         Section 9.3.  Limitation on Interest....................................................................62
         Section 9.4.  Termination; Limited Survival.............................................................62
         Section 9.5.  Notices...................................................................................63
         Section 9.6.  Severability..............................................................................63
         Section 9.7.  Counterparts..............................................................................63
         SECTION 9.8.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC...............................................63
         Section 9.9.  Restatement...............................................................................64

SCHEDULES AND EXHIBITS

SCHEDULE 1 -
SCHEDULE 2 - Required Insurance Coverage
SCHEDULE 3 - Existing Debt
SCHEDULE 4 - Existing Liens

EXHIBIT A  - Note
EXHIBIT B  - Request for Advance
EXHIBIT C  - Rate Election
EXHIBIT D - Form of Opinion of Borrower's Counsel EXHIBIT E - Application for Letter of Credit EXHIBIT F - Certificate Accompanying Financial Statements EXHIBIT G - Environmental Compliance Certificate

                      FIFTH RESTATEMENT OF CREDIT AGREEMENT

         THIS FIFTH RESTATEMENT OF CREDIT AGREEMENT is made as of April 13, 1998, by and among Forcenergy Inc, a Delaware corporation (formerly known as Forcenergy Gas Exploration, Inc. and herein called "BORROWER"), ING (U.S.) Capital Corporation, a Delaware corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation and herein called "ING "), as agent hereunder (in such capacity being herein called "AGENT"), and the Lenders referred to below.

                                    RECITALS

         1. Forcenergy Partners, L.P. (the "PARTNERSHIP"), Internationale Nederlanden Bank, N.V., New York Branch ("ING BANK") and certain lenders party thereto entered into that certain Credit Agreement dated as of July 26, 1991, as amended by (i) a First Amendment to Credit Agreement dated as of November 15, 1991, (ii) a Second Amendment to Credit Agreement dated as of September 1, 1992,
(iii) a Third Amendment to Credit Agreement dated as of December 30, 1992, and
(iv) a Fourth Amendment to Credit Agreement dated as of February 17, 1993 (as so amended, the "ORIGINAL AGREEMENT").

         2. Pursuant to an Agreement and Plan of Merger dated September 14, 1993, the Partnership merged with and into Forcenergy AB Subsidiary, Inc., a Delaware corporation ("AB SUB"). AB Sub, the surviving entity from such merger, changed its name to Forcenergy Gas Exploration, Inc. and by operation of law assumed all of the obligations of the Partnership under the Original Agreement and the Promissory Notes issued thereunder (the "ORIGINAL NOTES").

         3. The Original Agreement was restated in its entirety pursuant to that certain Fifth Amendment to and Restatement of Credit Agreement dated as of September 15, 1993 among Borrower, Agent and certain financial institutions (including certain Lenders), as amended by (i) a First Amendment to Fifth Amendment to and Restatement of Credit Agreement dated December 21, 1993, (ii) a Second Amendment to Fifth Amendment to and Restatement of Credit Agreement dated June 15, 1994, (iii) a Third Amendment to Fifth Amendment to and Restatement of Credit Agreement dated September 1, 1994, (iv) a Fourth Amendment to Fifth Amendment to and Restatement of Credit Agreement dated June 21, 1995 and (v) a Fifth Amendment to Fifth Amendment to and Restatement of Credit Agreement dated September 15, 1995 (as so amended, the "FIRST RESTATED AGREEMENT"), pursuant to which Borrower issued Renewal Promissory Notes in renewal and increase of, and in substitution for, the Original Notes (the "FIRST RENEWAL NOTES").

         4. The First Restated Agreement was restated in its entirety pursuant to that certain Second Restatement of Credit Agreement dated as of December 1, 1995 among Borrower, Agent and certain financial institutions (including certain Lenders), as amended by a First Amendment to Second Restatement of Credit Agreement dated March 8, 1996 (as so amended, the "SECOND RESTATED AGREEMENT"), pursuant to which Borrower issued Renewal Promissory Notes in renewal and increase of, and in substitution for, the First Renewal Notes (the "SECOND RENEWAL NOTES").

         4. The Second Restated Agreement was restated in its entirety pursuant to that certain Third Restatement of Credit Agreement dated as of July 11, 1996 among Borrower, Agent and certain of financial institutions (including certain Lenders), as amended by (i) a First Amendment to Third Restatement of Credit Agreement dated July 11, 1996, (ii) a Second Amendment to Third Restatement of Credit Agreement dated November 6, 1996, and (iii) a Third Amendment to Third Restatement of Credit Agreement dated February 12, 1997 (as so amended, the "THIRD RESTATED AGREEMENT"),pursuant to which Borrower issued Renewal Promissory Notes in renewal and increase of, and in substitution for, the Second Renewal Notes (the "THIRD RENEWAL NOTES").

         5. The Third Restated Agreement was restated in its entirety pursuant to that certain Fourth Restatement of Credit Agreement dated as of March 31, 1997 among Borrower, Agent and certain financial institutions (including certain Lenders) (the "EXISTING AGREEMENT"), pursuant to which Borrower issued Renewal Promissory Notes in renewal and increase of, and in substitution for, the Third Renewal Notes (the "EXISTING NOTES").

         6. Borrower desires to amend and restate the Existing Agreement in its entirety and to renew and increase the indebtedness evidenced by the Existing Notes by issuing the Notes as provided herein.

          In consideration of the mutual covenants and agreements contained herein, the parties hereto agree to restate the Existing Agreement in its entirety on the terms and conditions hereinafter provided:

                     ARTICLE I - DEFINITIONS AND REFERENCES

         Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "AB SUB" has the meaning given it in the Recitals to this Agreement.

         "ADVANCE" has the meaning given it in Section 2.1.

         "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person.

         "AGENT" means ING (U.S.) Capital Corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), and its successors in such capacity.

         "AGREEMENT" means this Fifth Restatement of Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

         "APPLICABLE MARGIN" means from the date hereof until June 30, 1998, the per annum interest rate set forth in the table below based upon the Debt to Capitalization Ratio of Borrower as of December 31, 1997. The Applicable Margin shall be adjusted based upon the Debt to Capitalization Ratio as of June 30, 1998 and as of the end of each Fiscal Quarter thereafter, any such adjustment to be made effective on the first Business Day following receipt by Agent of a certificate of the chief financial officer of Borrower demonstrating a change in the Debt to Capitalization Ratio for such Fiscal Quarter to an amount such that another Applicable Margin should be applied pursuant to the table set forth below; PROVIDED that the Applicable Margin shall never be a negative number. Notwithstanding the foregoing, if at any time during a Fiscal Quarter Borrower consummates an equity offering (i) the proceeds of which are used to repay Consolidated Debt of Borrower and (ii) the effect of which is to change the Debt to Capitalization Ratio such that on a pro forma basis as of the end of the immediately preceding Fiscal Quarter another Applicable Margin would apply based upon the table set forth below, then on the first Business Day after receipt by Agent of a certificate from the chief financial officer of Borrower demonstrating such fact, the Applicable Margin shall be adjusted in accordance with the table set forth below and shall remain in effect until readjusted based upon a change in the Debt to Capitalization Ratio at the end of a subsequent Fiscal Quarter.

         DEBT TO CAPITALIZATION RATIO                    APPLICABLE MARGIN
         ----------------------------                    -----------------


         Greater than or equal to 70%                         1.25%

         Greater than or equal to 60% but less
         than 70%                                             1.125%

         Greater than or equal to 50% but less
         than 60%                                             1.00%

         Less than 50%                                        0.75%


         "BACK-TO-BACK LETTER OF CREDIT" means any Letter of Credit issued hereunder by an Issuing Bank that is backed by a letter of credit issued for the benefit of the Issuing Bank by a financial institution acceptable to the Issuing Bank and otherwise issued on terms and conditions acceptable to the Issuing Bank in its sole discretion; provided that the aggregate amount of Back-to-Back Letters of Credit outstanding any time shall not exceed $5,000,000.

         "BACK-TO-BACK LC OBLIGATION" means at the time in question, the sum of the Matured LC Obligations related to Back-to-Back Letters of Credit plus the aggregate amounts which Lenders might be called upon to advance under all Back-to-Back Letters of Credit then outstanding.

         "BASE RATE" means the rate of interest from time to time established by Agent at its principal office in New York City as its prime commercial lending rate; PROVIDED, HOWEVER, that if Agent shall cease to announce a prime commercial lending rate, then "Base Rate" shall mean the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's 'base' or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "BASE RATE PORTION" means that portion of the unpaid principal balance of a Loan which is not made up of Fixed Rate Portions.

         "BORROWER" means Forcenergy Inc (formerly known as Forcenergy Gas Exploration, Inc.), a Delaware corporation.

         "BORROWING BASE" means, at the particular time in question, either the amount provided for in Section 2.11 or the amount determined by Agent in accordance with the provisions of Section 2.12; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in New York, New York. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "CAPITAL LEASES" means capital leases and subleases as defined in accordance with GAAP.

         "CHANGE OF CONTROL" means the occurrence of any of the following events at any time after the execution and delivery of this Agreement, except to the extent any of the following events occurs with the prior written consent of Majority Lenders: (i) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and including holding proxies to vote for the election of directors) of 33 1/3% or more of the outstanding shares of voting common stock of Borrower, (ii) there is a sale of all or substantially all of the assets of Borrower or a distribution of assets of Borrower upon any dissolution, winding up, liquidation or reorganization of Borrower or (iii) there is a Change of Control as defined in the Subordinated Debt Documents.

         "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "COMMITMENT PERIOD" means the period from and including the date hereof until and including the Termination Date (or, if earlier, the day on which the Notes first become due and payable in full).

         "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "CONSOLIDATED ASSETS" means, as of any date of determination, the total amount of all assets of Borrower and its Subsidiaries on a Consolidated basis in accordance with GAAP.

         "CONSOLIDATED CASH FLOW" means for any Fiscal Quarter, the sum of Consolidated net income of Borrower calculated in accordance with GAAP plus depreciation, depletion, amortization and interest expense deducted in determining such net income.

         "CONSOLIDATED DEBT" means, as of any date of determination, the total of all Debt of Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Borrower in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGES" means for any Fiscal Quarter the sum of
(i) lease payments paid pursuant to Capital Leases, (ii) the aggregate principal payments made with respect to Funded Debt of Borrower and its Subsidiaries (other than voluntary prepayments) or due and payable during such Fiscal Quarter PLUS (ii) all interest paid or accrued by Borrower and its Subsidiaries with respect to Funded Debt, including all interest paid (but excluding any accrued interest) with respect to the Subordinated Debt during such Fiscal Quarter; PROVIDED, HOWEVER, that any principal or interest payments with respect to Funded Debt that are payable in one Fiscal Quarter and actually paid in another Fiscal Quarter shall not be twice included in Consolidated Fixed Charges.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, the remainder of (i) all Consolidated Assets of Borrower MINUS (ii) Borrower's Consolidated Debt.

         "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date of determination, the remainder of (i) all Consolidated Assets of Borrower, other than intangible assets (including, without limitation, as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets, and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), MINUS (ii) Borrower's Consolidated Debt (other than Subordinated Debt).

         "CONSOLIDATED TOTAL CAPITALIZATION" means, as of the date of determination, the sum of Consolidated Net Worth and Consolidated Debt of Borrower.

         "CURRENT ASSETS" means the current assets of Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

         "CURRENT LIABILITIES" means the current liabilities of Borrower and its Subsidiaries on a Consolidated basis determined in accordance with GAAP.

         "DEBT" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "DEBT TO CAPITALIZATION RATIO" means, at the time in question, the ratio of the Consolidated Debt of Borrower to the Consolidated Total Capitalization of Borrower.

         "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "DETERMINATION DATE" has the meaning given it in Section 2.12.

         "DISCLOSURE SCHEDULE" means (a) Schedule 1 hereto and (b) any documents listed on such schedule and expressly incorporated therein by reference, so long as Borrower has heretofore delivered true and correct copies of such documents to Agent and each Lender. Insofar as any representations and warranties made herein are incorporated by reference or otherwise remade in Loan Documents delivered as of a date after the date hereof, the term "Disclosure Schedule" shall in such representations and warranties be deemed to refer as well to all other documents which Borrower has at the time in question delivered to Agent and each Lender.

         "EFFECTIVE DATE" means April 13, 1998.

         "ENGINEERING REPORT" means the Initial Engineering Report and each engineering report delivered pursuant to Section 5.1(b)(iv).

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

         "EURODOLLAR RATE" means, with respect to each particular Fixed Rate Portion within a Tranche and with respect to the related Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Agent to leading banks in the London interbank market of dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of Agent's Fixed Rate Portion within such Tranche; provided, however, that if Agent shall cease to make such offers "Eurodollar Rate" shall mean, with respect to such Fixed Rate Portion, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Page 3750 (British Bankers Association Settlement Rate) on the "Telerate" system of Dow Jones Market Services, Inc. (or its successor) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

         "EVENT OF DEFAULT" has the meaning given it in Section 7.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "EXISTING AGREEMENT" has the meaning given it in the Recitals to this Agreement.

         "EXISTING NOTES" has the meaning given it in the Recitals to this Agreement.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or , if such rate is not so published for any day which is a Business Day, the average of the quotations for such date on such transactions received by Agent from three federal funds brokers of recognized standing selected by it.

         "FIRST RENEWAL NOTES" has the meaning given it in the Recitals to this Agreement.

         "FIRST RESTATED AGREEMENT" has the meaning given it in the Recitals to this Agreement.

         "FISCAL QUARTER" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

         "FIXED RATE" means, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

                  Fixed Rate =

                  EURODOLLAR RATE         + A
                  ---------------------------
                  100.0% - Reserve Percentage

where A equals the Applicable Margin. If the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Agent may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

         "FIXED RATE PORTION" means any portion of the unpaid principal balance of a Loan which Borrower designates as such in a Rate Election.

         "FUNDED DEBT" means, as to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments and (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder which are materially affected by such change may be made in accordance with such change only after prior notice of such change is given to each Lender.

         "GRACE PERIOD" has the meaning given it in Section 7.1.

         "GUARANTOR" means any Subsidiary of Borrower now in existence or hereafter created which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.5.

         "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "HIGHEST LAWFUL RATE" means, with respect to each Lender, the maximum non-usurious rate of interest that such Lender is permitted under applicable law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "ING" means ING (U.S.) Capital Corporation (formerly known as Internationale Nederlanden (U.S.) Capital Corporation), a Delaware corporation.

         "ING BANK" has the meaning given it in the Recitals to this Agreement.

         "INITIAL ENGINEERING REPORT" means, collectively, the engineering report concerning oil and gas properties of Borrower dated March 4, 1998 prepared by Netherland, Sewell & Associates, Inc. as of January 1, 1998 and the engineering report concerning oil and gas properties of Borrower dated February 16, 1998 prepared by Borrower and reviewed by Collarini & Associates as of January 1, 1998.

         "INITIAL FINANCIAL STATEMENTS" means the audited annual Consolidated financial statements of Borrower dated as of December 31, 1997.

         "INTEREST EXPENSE" means for any Fiscal Quarter the sum of (i) interest payable on the Obligations for such Fiscal Quarter PLUS (ii) interest payable (excluding any accrued but unpaid interest) on the Subordinated Debt.

         "INTEREST PERIOD" means, with respect to each particular Fixed Rate Portion of a Loan, a period of 1, 2, 3 or 6 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is in the next following calendar month, in which case such Interest Period shall end on the immediately preceding Business Day) and provided that each Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month. No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

         "ISSUING BANK" means any of the Lenders acting in its capacity as an issuer of Letters of Credit hereunder.

         "LATE PAYMENT RATE" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean two percent (2.0%) per annum plus the related Fixed Rate. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

         "LC APPLICATION" means any application or agreement for a standby Letter of Credit executed by Borrower pursuant to Section 2A.1.

         "LC OBLIGATION" means at the time in question, the sum of the Matured LC Obligations of Borrower plus the aggregate amounts which Lenders might be called upon to advance under all Letters of Credit then outstanding.

         "LENDERS" means each signatory hereto other than Borrower, including ING, in its capacity as a lender hereunder rather than as Agent, and the successors of each as holder of a Note.

         "LETTER OF CREDIT" has the meaning given it in Section 2A.1.

         "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement (other than protective filings for operating leases), any registration of a pledge (such as with an issuer of unregistered securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "LOAN" has the meaning given it in Section 2.1. "LOANS" means collectively each Lender's Loan.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, any guaranty given in accordance with Section 6.5, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof).

         "MAJORITY LENDERS" means at any time Lenders the Percentage Shares of which aggregate at least sixty-six and two-thirds percent (66 2/3%).

         "MATURED LC OBLIGATIONS" has the meaning given it in Section 2A.2(a).

         "MAXIMUM LOAN AMOUNT" means the amount of $250,000,000.

         "1997 INDENTURE" means that certain Indenture entered into on February 14, 1997 between Borrower and Bankers Trust Company, as trustee, pursuant to which the 2007 Senior Subordinated Notes were issued, as such instrument was in effect on the date of execution.

         "1996 INDENTURE" means that certain Indenture entered into on or about November 6, 1996 between Borrower and Bankers Trust Company, as trustee, pursuant to which the 2006 Senior Subordinated Notes were issued, as such instrument was in effect on the date of execution.

         "NOTE" has the meaning given it in Section 2.1. "NOTES" means collectively each Lender's Note.

         "OBLIGATIONS" means all Debt from time to time owing by any of the Related Persons to Agent or any Lender under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

         "PARTNERSHIP" has the meaning given it in the Recitals to this Agreement.

         "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.1, 2.5 or 2.A.2(b), in any Request for Advance or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the signature pages of this Agreement, and (b) when used otherwise, the percentage equal to the unpaid principal balance of such Lender's Loan at the time in question divided by the aggregate unpaid principal balance of all Loans at such time.

         "PERMITTED INVESTMENTS" means:

                  (a) investments in open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

                  (b) investments in marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

                  (c) investments in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any

         Lender or with a domestic office of any national or state bank or trust company which is organized under the laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Standard & Poor's Corporation or Moody's Investors Service, Inc.

                  (d) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in paragraphs (a) through (c) above.

                  (e) contracts entered into with the purpose and effect of fixing prices on oil and/or gas expected to be produced by the Related Persons, provided that at all times: (1) no such contract fixes a price for a term of more than twenty-four (24) months without the prior written consent of Majority Lenders; (2) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of the Related Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of the Related Persons' businesses for such month,
         (3) no such contract requires any Related Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Related Person in performing its obligations thereunder other than deposits made by Borrower to satisfy minimum margin requirements in an aggregate amount not to exceed $5,000,000 outstanding at any time, (4) each such contract shall be with Agent, any Lender or a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency) and (5) promptly after entering into such contract if requested by Agent but in any event on a monthly basis, Borrower gives written notice of such fact to Agent and all Lenders. As used herein, the term "Projected Oil and Gas Production" means the projected production of oil and/or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Related Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves and, with respect to Borrower, as reflected in the most recent report delivered pursuant to Section 5.1(b)(iv), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests owned by Borrower that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 5.1(b)(iv) and otherwise satisfactory to Agent. Notwithstanding the foregoing, in the event that the aggregate monthly production covered by all contracts entered into with the purpose and effect of fixing prices on oil and/or gas expected to be produced by the Related Persons (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for a period of six consecutive months equals, in the aggregate for such six month period, seventy-five percent (75%) of the Related Persons' aggregate

         Projected Oil and Gas Production anticipated to be sold in the ordinary course of the Related Persons' businesses during such six month period, Borrower will notify Agent and each Lender in writing of such fact at least fifteen (15) days prior to the beginning of such six month period; and

                  (f) upon prior written notice to Agent and all Lenders, contracts entered into with the purpose and effect of fixing interest rates on a principal amount of indebtedness of Borrower that is accruing interest at a variable rate, provided that (1) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness of Borrower to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances,
         (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness of Borrower to be hedged by such contract and (3) each such contract shall be with Agent, any Lender or a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency).

         "PERSON" means an individual, corporation, partnership, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

         "PROHIBITED LIEN" means any Lien not expressly allowed under Section 5.2(b).

         "QUALIFIED PROPERTIES" means at the particular time in question those oil and gas properties and interests (a) which are owned by Borrower (b) which are located in or offshore the United States, (c) which have attributable to them proved oil or gas reserves, and (d) to the extent requested by Agent (i) which are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, free and clear of all Prohibited Liens, and (ii) for which Agent has received favorable title opinions from legal counsel acceptable to it with respect to each of such properties and interests, based upon abstract or record examinations to dates acceptable to Agent and (A) stating that Borrower has good and defensible title to such properties and interests, (B) confirming the requirements provided for in subsection (d)(i) of this definition, and (C) covering such other matters as Agent may request.

         "RATE ELECTION" has the meaning given it in Section 2.4.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "RELATED PERSON" means any of Borrower, each Subsidiary of Borrower and each Guarantor.

         "REQUEST FOR ADVANCE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "REQUIRED LENDERS" means at any time Lenders the Percentage Shares of which aggregate at least eighty-five percent (85%).

         "RESERVE PERCENTAGE" means, on any day with respect to each particular Fixed Rate Portion in a Tranche, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to member banks of the Federal Reserve System. If such reserve requirement shall change after the date hereof, Borrower shall be promptly notified thereof and the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "SECOND RENEWAL NOTES" has the meaning given it in the Recitals to this Agreement.

         "SECOND RESTATED AGREEMENT" has the meaning given it in the Recitals to this Agreement.

         "SECURITY DOCUMENTS" means all security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

         "SENIOR SUBORDINATED NOTES" means collectively the 2006 Senior Subordinated Notes and the 2007 Senior Subordinated Notes.

         "SUBORDINATED DEBT" means collectively the Debt evidenced by the 2006 Senior Subordinated Notes and the 2007 Senior Subordinated Notes.

         "SUBORDINATED DEBT DOCUMENTS" means collectively the 1996 Indenture and the 1997 Indenture, and the Senior Subordinated Notes issued thereunder.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "TERMINATION DATE" means March 31, 2002.

         "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "TRANCHE" has the meaning given it in Section 2.4.

         "2007 SENIOR SUBORDINATED NOTES" means the 8.5% Senior Subordinated Notes due 2007 in an original principal amount not to exceed $200,000,000 issued by Borrower pursuant to the 1997 Indenture.

         "2006 SENIOR SUBORDINATED NOTES" means the 9.5% Senior Subordinated Notes due 2006 in an original principal amount not to exceed $175,000,000 issued by Borrower pursuant to the 1996 Indenture.

         "YEAR 2000 PROBLEM" has the meaning given it in Section 4.1(n).

         Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes.

         Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Agent or a Lender of amounts to be paid under Sections 2.13 through 2.18 or any other matters which are to be determined hereunder by Agent or a Lender (such as any Eurodollar Rate, Fixed Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Required Lenders otherwise consent all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                             ARTICLE II - THE LOANS

         Section 2.1. ADVANCES. Each Lender hereby agrees to renew and extend the principal indebtedness evidenced by the Existing Note held by it on the terms and conditions provided herein and in the other Loan Documents (such outstanding indebtedness, if any, being herein called the "INITIAL ADVANCE") and subject to the terms and conditions hereof, each Lender agrees to make advances to Borrower (herein, together with the Initial Advance, collectively called such Lender's "ADVANCES") upon request from time to time during the Commitment Period so long as (a) each Advance by such Lender does not exceed such Lender's Percentage Share of the aggregate amount of Advances then requested from all Lenders, and (b) the aggregate amount of such Lender's Advances made, plus such Lender's Percentage Share of all outstanding LC Obligations, does not exceed such Lender's Percentage Share of the Borrowing Base in effect as of the date on which the requested Advance is to be made. Each Advance hereunder shall be made by Lenders on a pro-rata basis in accordance with their respective Percentage Shares. The aggregate amount of all Advances requested of all Lenders in any Request for Advance must be greater than or equal to $100,000 or must equal the unadvanced portions of the Borrowing Base or the Maximum Loan Amount, as applicable. The obligation of Borrower to repay to each Lender the aggregate amount of all Advances made by such Lender (herein called such Lender's "LOAN"), together with interest accruing in connection therewith, shall be evidenced by a single renewal promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of EXHIBIT A with appropriate insertions. Any reference herein to "the making of the Loan" or words of similar import shall be deemed to be a reference to the renewal of the Existing Notes by Lenders and the making of subsequent Advances by Lenders as described above. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. During the Commitment Period, Borrower may, at its option, from time to time, request Advances, prepay

Loans in whole or in part, and reborrow amounts so paid up to the lesser of the Borrowing Base or the Maximum Loan Amount in effect at the time of reborrowing, all in accordance with the terms and conditions hereof. On the Termination Date the outstanding principal balance of, and all accrued interest owing on, the Notes shall be due and payable in full.

         Section 2.2. REQUESTS FOR ADVANCES. Borrower must give to Agent at least three Business Days' prior written notice, or telephonic notice promptly confirmed in writing, of any requested Advances, after which Agent shall give each Lender notice thereof within twenty-four hours of Agent's receipt of such requested Advances. Each such written request or confirmation must be made in the form and substance of the "Request for Advance" attached hereto as EXHIBIT B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. If all conditions precedent to such Advances have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in New York, New York the amount of such Lender's Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Agent shall promptly make the Advances available to Borrower. Each Request for Advance shall be irrevocable and binding on Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Advance together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at the Federal Funds Rate; provided that Agent shall first notify such Lender and if Agent does not receive such Lender's Advance immediately upon receipt of such notice, then Borrower shall pay such amount within three (3) days after demand therefor is made upon Borrower. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

         Section 2.3. USE OF PROCEEDS. Borrower shall use all funds from Advances made after the date hereof for the exploration, acquisition and development of oil and gas reserves and to provide working capital for other general business purposes related to the nature of the business currently being conducted by Borrower. In no event shall the funds from any Advance be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lender that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.4. RATE ELECTIONS. Borrower may from time to time designate all or any portions of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "Tranche", which term refers to a set of Fixed Rate Portions with identical Interest Periods and with each Lender participating in such Tranche in accordance with its Percentage Share. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of a Default, and Borrower may make such an election with respect to already existing Fixed Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a Tranche shall:

                  (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as EXHIBIT C, duly completed;

                  (b) Specify the aggregate amount of the Loans which Borrower desires to designate as such Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

                  (c) Be received by Agent not later than 10:00 a.m., New York, New York time, on the third Business Day preceding the first day of the specified Interest Period.

Within twenty-four hours of its receipt of any such election (herein called a "RATE ELECTION") which meets the requirements of this section, Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the aggregate amount of the Tranche elected in any Rate Election must be $1,000,000 or a higher integral multiple of $1,000,000. Upon the termination of each Interest Period the portion of each Loan within the related Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than five (5) Tranches in effect at any time.

         Section 2.5. COMMITMENT AND FACILITY FEES. In consideration of each Lender's commitment to make Advances up to the amount of the Borrowing Base in effect from time to time, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of three-eighths of one percent (0.375%) per annum to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the Borrowing Base the aggregate unpaid principal balance of the Loans and outstanding LC Obligations at the end of such day. In addition, Borrower will pay to Agent for the account of each Lender a facility fee determined on a daily basis by applying a rate of one-eighth of one percent (0.125%) per annum to such Lender's Percentage Share of the excess, if any, of the Maximum Loan Amount over the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the Maximum Loan Amount the Borrowing Base in effect at the end of such day. The commitment fee and the facility fee payable hereunder shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

         Section 2.6. UP-FRONT FEES. Borrower hereby agrees to pay the following up-front fees on the Effective Date:

                  (a) Each "Lender" under the Existing Agreement that is a Lender hereunder shall be paid a fee of $10,000 in consideration for increasing its share (on a dollar basis) of the Maximum Loan Amount hereunder.

                  (b) Each "Lender" under the Existing Agreement that is a Lender hereunder shall be paid a fee equal to one quarter of one percent (0.25%) of the difference between (i) such Lender's share (on a dollar basis) of the Maximum Loan Amount (as defined herein) and (ii) such Lender's share (on a dollar basis) of the Maximum Loan Amount (as defined in the Existing Agreement).

                  (c) Each Lender hereunder that is not a "Lender" under the Existing Agreement shall be paid a fee equal to one quarter of one percent (0.25%) of such Lender's share (on a dollar basis) of the Maximum Loan Amount.

         Section 2.7. AGENT'S FEES. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay the fees separately agreed to between Borrower and Agent in that certain fee letter of even date herewith between Borrower and Agent.

         Section 2.8. OPTIONAL PREPAYMENTS. Borrower may, upon three Business Days' notice to Agent, at any time and from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amount of all partial prepayments of principal concurrently paid on the Notes equals $100,000 or any higher integral multiple of $100,000, and so long as Borrower does not prepay any Fixed Rate Portion. Each partial prepayment of principal made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Notes in the direct order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal amount so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.9. MANDATORY PREPAYMENTS. If the aggregate unpaid principal balance of the Loans, together with all outstanding LC Obligations, ever exceed the Borrowing Base, Borrower shall, within forty-five (45) days after Agent gives notice of such fact to Borrower, either (i) prepay the principal of the Loans in an amount at least equal to such excess or (ii) grant a first priority Lien in favor of Agent on its additional oil and gas properties or other assets acceptable to Majority Lenders with a collateral value satisfactory to Majority Lenders in their sole discretion. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal amount so prepaid and each prepayment of principal under this section after the Termination Date shall proportionately reduce each remaining regular installment of principal due under the Notes so that such reduced payment shall be equal to the product obtained by multiplying each such payment by a fraction
(i) the numerator of which shall equal the amount of the outstanding Loans on the date of such prepayment after giving effect to such prepayment and (ii) the denominator of which shall equal the amount of the outstanding Loans on the date of such prepayment before giving effect to such prepayment. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. In the event Borrower fails to make such prepayment or provide additional Collateral acceptable to Majority Lenders within the time period set forth above, such failure shall constitute an Event of Default hereunder without any further notice to Borrower or the availability of any additional Grace Period.

         Section 2.10. PAYMENTS TO LENDERS. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Lender to whom such payment is owed. Each such payment must be received by Agent not later than 12:00 p.m., Noon, New York, New York time, on the date such payment becomes due and payable, in lawful money of the United States of America and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall promptly distribute all money so collected or received, and Lenders shall apply all such money they receive from Agent, as follows:

                  (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 5.1(i) or (j) and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

                  (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) but only if so specifically requested by Borrower;

                  (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

                  (d) last, after full repayment of the Notes, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section
2.8. All distributions of amounts described in any of subsections (a) (unless for reimbursements due Agent under Section 5.1(i) or (j)), (b), (c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to Agent and all Lenders which are described in such subsection.

         Section 2.11. INITIAL BORROWING BASE. During the period from the date hereof to the first Determination Date the Borrowing Base shall be $250,000,000.

         Section 2.12. SUBSEQUENT DETERMINATIONS OF BORROWING BASE. By April 1 and October 1 of each year, on each date on which Borrower requests that the Borrowing Base be redetermined (which request shall not be made more than two times during any Fiscal Year) and within fifteen (15) days of each date on which Agent, on behalf of Majority Lenders, requests that the Borrowing Base be redetermined, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning the Qualified Properties and the reserves and production relating thereto, together with the Engineering Report described in Section 5.1(b)(iv). Within thirty (30) days after receiving such information, reports and data, or as promptly thereafter as practicable, Majority Lenders shall agree upon an amount for the Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder during the period beginning on and including the date such notice is sent (herein called a "DETERMINATION DATE") and continuing until but not including the next date as of which the Borrowing Base is redetermined. A Determination Date may (but need not) occur during the period beginning on the date on which a Request for Advance is submitted and ending on the date on which such Advances are to be made. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base as described above. Each determination of the Borrowing Base shall be made by Majority Lenders in the exercise of their sole discretion in accordance with the then current standards and practices of Lenders for similar oil and gas loans taking into account such factors as Lenders may deem appropriate, including, without limitation, (i) the nature and extent of the oil and gas reserves attributable to the oil and gas properties of Borrower and the anticipated timing and extent of net operating income therefrom, (ii) any litigation or other proceedings or facts, including, without limitation, defects in or uncertainties as to Borrower's title to such oil and gas properties or encumbrances on the title to such oil and gas properties or encumbrances on the Qualified Properties, that may affect the value of any of such oil and gas properties and (iii) the amount of Debt or other obligations, if any, of Borrower and its Subsidiaries. Each such determi nation shall be binding on and non-reviewable by Borrower and no Lender shall be required to disclose to Borrower its standards and practices for oil and gas loans. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the Maximum Loan Amount or otherwise, and that Lenders' commitments to advance funds hereunder are determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used to the extent permitted by law and regulatory authorities for the purposes of Section 2.13. If Borrower requests Majority Lenders to redetermine the Borrowing Base at any date in addition to the redetermination dates provided above, upon the consent of Majority Lenders to such redetermination, Borrower shall within five (5) days after receipt of such consent pay each Lender a redetermination fee in the amount of $5,000 for each such redetermination.

         Section 2.13. CAPITAL REIMBURSEMENT. If either (a) the introduction or implementation of or the compliance with any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender so that the same is increased from that currently required in an amount a Lender deems material in its sole discretion, then, such Lender shall promptly notify Borrower and Lender in writing of the happening of such event and thereafter, upon demand by such Lender, Borrower will pay to Agent for the benefit of such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender's Loan or commitments under this Agreement.

         Section 2.14. INCREASED COST OF FIXED RATE PORTIONS. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

                  (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than franchise taxes or taxes imposed on the overall net income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

                  (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion of any Lender (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

                  (c) shall impose on any Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion, the result of which is to increase the cost to any Lender of funding or maintaining any Fixed Rate Portion or to reduce the amount of any sum receivable by any Lender in respect of any Fixed Rate Portion by an amount deemed by such Lender to be material, so that any of the foregoing is increased from that currently required in an amount a Lender deems material in its sole discretion, then such Lender shall promptly notify Agent and Borrower in writing of the happening of such event and (i) Borrower shall upon demand pay to Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such event (on an after-tax basis) and (ii) Borrower may elect, by giving to Agent and such Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

         Section 2.15. TRANSFER OF LOANS AND PARTICIPATIONS. Each Lender will (and will cause its participants to), if an event occurs that makes Section 2.13 or 2.14 applicable, upon the written request of Borrower, use reasonable efforts to transfer the affected Loan or Loans or participations therein to an Affiliate of such Lender, provided that such transfer would not, in the sole discretion of such Lender, be disadvantageous to such Lender in any manner (except for the disadvantage of not being a Lender). A Lender may from time to time transfer any Loan to any Affiliate of such Lender and shall give notice to Borrower and Agent of such transfer provided that no such transfer will be made if it would render applicable the provisions of Section 2.13 or 2.14.

         Section 2.16. AVAILABILITY. If (a) any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) any Lender determines that the formula for calculating the Fixed Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then, such Lender shall promptly notify Borrower and Agent in writing of the happening of such event , and upon notice by such Lender to Borrower and Agent, Borrower's right to elect Fixed Rate Portions of such Lender's Loan shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions of such Lender's Loan (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of such Lender's Loan. Borrower agrees to indemnify Agent and each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages applicable to the Loans which may result from any such change in law, treaty, rule, regulation, interpretation or administration.

         Section 2.17. FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any loss or expense incurred or sustained by Agent or such Lender (including without limitation any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Fixed Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into a Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends.

         Section 2.18.  REIMBURSABLE TAXES.  Borrower covenants and agrees that:

                  (a) Borrower will indemnify Agent and each Lender against and reimburse Agent and each Lender for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this sec tion). Such indemnification shall be on an after-tax basis, taking into account any income taxes imposed on the amounts paid as indemnity. Such Lender shall promptly notify Borrower and Agent in writing of the happening of such event giving rise to a claim for Reimbursable Taxes.

                  (b) All payments on account of the principal of, and interest on, each Lender's Loan and each Lender's Note, and all other amounts payable by Borrower to Agent and each Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Agent or such Lender, if reasonably available, an official receipt or other official document evidencing payment of such deduction or withholding.

                  (c) If Borrower is ever required to pay or notified of the possible liability for any Reimbursable Tax with respect to any Fixed Rate Portion, Borrower may elect, by giving to Agent and each Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all accrued Reimbursable Taxes.

                  (d) Agent or any Lender shall, at Borrower's expense, take such action as Borrower may reasonably request in writing with respect to such asserted liability, and if requested by Borrower and upon the prior payment to Agent or any Lender by Borrower of an amount equal to such Reimbursable Tax, shall make payment of such Reimbursable Tax under protest, if payment under protest is necessary in order to contest the claim for Reimbursable Taxes. If contest is made, Agent or any Lender shall, at Borrower's expense, take such action as Borrower may reasonably request to contest the claim for Reimbursable Taxes and shall, if requested, permit Borrower to file a claim or prosecute an action to contest the claim for Reimbursable Taxes and to recover any payment made under protest. Such Lender shall remit to Borrower the full amount of all taxes paid by Borrower and refunded to Lender by any applicable authority.

                  Notwithstanding the above or any conflicting or inconsistent provisions in the Loan Documents, no Related Person shall pay or indemnify Agent or any Lender for:

                           (i) Reimbursable Taxes incurred for a failure by
                  Agent or any Lender to comply with any information (including certificates, reports, and documents) or filing requirement which is required by law as a precondition to exemption or other relief from such tax; or

                           (ii) Reimbursable Taxes imposed upon the transfer by
                  Agent or any Lender of all or any part of its right, title or interest in any Note or Loan Document, including but not limited to participations.

                         ARTICLE 2A. - LETTERS OF CREDIT

         Section 2A.1. LETTERS OF CREDIT. From time to time during the Commitment Period, Borrower may request through Agent an Issuing Bank to issue, in reliance on the agreements of Lenders set forth in Section 2A.2(b), letters of credit (each herein called a "LETTER OF CREDIT") by means of an application in the form of EXHIBIT E, appropriately completed and with a proposed form of Letter of Credit attached. No Issuing Bank shall have any obligation whatsoever to issue any such requested Letter of Credit, but any terms and provisions hereof relating to Letters of Credit, shall be subject to the following restrictions: (a) no Letter of Credit issued hereunder shall have an expiration date later than the earlier of one year after the date of issuance thereof or the end of the Commitment Period; (b) no Letter of Credit issued hereunder shall be issued in an amount greater than $5,000,000 without the prior written consent of Majority Lenders; (c) the LC Obligations shall never exceed $20,000,000 in the aggregate outstanding at any one time; (d) Back-to-Back LC Obligations shall never exceed $5,000,000 in the aggregate outstanding at any one time, and (e) the sum of (i) the LC

Obligations after giving effect to any request for the issuance of any Letter of Credit plus (ii) the aggregate amount of the Loans then outstanding shall not exceed the Borrowing Base. Neither Agent, Issuing Banks, Lenders nor Borrower presently expect Letters of Credit to be applied for or issued hereunder on a regular basis, and this section is included in this Agreement solely to facilitate the application and issuance of any letter of credit which Borrower hereafter, in its sole and absolute discretion, chooses to request and which each Issuing Bank hereafter, in its sole and absolute discretion, chooses to issue. Each Issuing Bank shall promptly notify Agent and each Lender of any request by Borrower for the issuance of a Letter of Credit.

         Section 2A.2.     REIMBURSEMENT OF LETTERS OF CREDIT.

         (a) REIMBURSEMENT BY BORROWER. Each payment by any Issuing Bank pursuant to any Letter of Credit (whether in response to a draft, a demand for payment, or otherwise), shall constitute a loan to and an obligation of Borrower. Borrower hereby promises to pay to such Issuing Bank, or to such Issuing Bank's order, at Issuing Bank's office at the address set forth for such Issuing Bank on the signature pages hereto, on demand, any and all amounts paid by such Issuing Bank pursuant to any and all Letters of Credit (such amount being herein called the "MATURED LC OBLIGATIONS"). Borrower hereby promises to pay to each Issuing Bank, or to each Issuing Bank's order, at the address set forth for such Issuing Bank on the signature pages hereto, on demand, interest at the Late Payment Rate on (a) any outstanding Matured LC Obligations and (b) any fees or other amounts due with respect to Letters of Credit (to the extent the same can legally bear interest). Borrower hereby promises to pay, when due, all present and future taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on, under or in respect of this Agreement or any Letter of Credit and any payments of principal, interest or other amounts made on or in respect of any thereof (excluding, however, franchise taxes and any such taxes, levies, costs and charges imposed on or measured by the overall net income of Issuing Bank). Borrower promises to indemnify each Issuing Bank against, and to reimburse each Issuing Bank on demand for, any of the foregoing taxes, levies, costs or charges paid by an Issuing Bank and any loss, liability, claim or expense, including interest, penalties and legal fees, that an Issuing Bank may incur because of or in connection with the failure of Borrower to make any such payment of taxes, levies, costs or charges when due or any payment of Matured LC Obligations when due. Borrower hereby acknowledges that each and every LC Obligation shall constitute Obligations secured by and subject to the terms of the Security Documents.

         (b) REIMBURSEMENT BY LENDERS. Each Issuing Bank irrevocably agrees to grant and hereby grants to each Lender, and, to induce each Issuing Bank to issue Letters of Credit hereunder, each Lender irrevocably agrees to accept and purchase from any Issuing Bank, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of any Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by any Issuing Bank thereunder. In the event that Borrower should fail to pay any Issuing Bank on demand the amount of any draft or other request for payment drawn under or purporting to be drawn under a Letter of Credit as provided in subsection (a) above and actually disbursed by Issuing Bank under a Letter of Credit, each Lender shall, before 2:00 p.m. (New York City time) on the Business Day any Issuing Bank shall have given notice to Lenders of Borrower's failure to so pay such Issuing Bank, if such notice is given by

10:00 a.m., New York City time (or on the Business Day immediately succeeding the day such notice is given after 10:00 a.m., New York City time), pay to such Issuing Bank at such Issuing Bank's offices at the address set forth for such Issuing Bank on the signature pages hereto, in legal tender of the United States of America, in same day funds, such Lender's Percentage Share of the amount of such draft or other request for payment from Borrower plus interest on such amount from the date such Issuing Bank shall have paid such draft or request for payment to the date of such payment by such Lender at the Late Payment Rate. Each Lender's obligation to reimburse each Issuing Bank pursuant to the terms of this Section 2A.2(b) is irrevocable and unconditional. If any such amount required to be paid by any Lender pursuant to this Section 2A.2(b) is not in fact made available by such Lender to an Issuing Bank within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the Late Payment Rate. A written advice(s) setting forth in reasonable detail the amounts owing under this Section 2A.2, submitted by an Issuing Bank to Borrower from time to time, shall be conclusive, absent manifest error, as to the amounts thereof. Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit, and has received from any Lender its Percentage Share of such payment in accordance with this Section 2A.2(b), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from Borrower or otherwise, including proceeds of collateral applied thereto by Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such Lender its Percentage Share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Bank shall be required to be returned by Issuing Bank, such Lender shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

         Section 2A.3. TRANSFEREES OF LETTERS OF CREDIT. Borrower agrees that if any Letter of Credit provides that it is transferable, no Issuing Bank is under any duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall any Issuing Bank be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers. Subject to the provisions of Section 2A.5. payment by an Issuing Bank to any purported transferee or transferees as determined by an Issuing Bank is hereby authorized and approved, and Borrower further agrees to hold each Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing except in the case of such Lender's gross negligence or willful misconduct..

         Section 2A.4. EXTENSION OF MATURITY OF LETTERS OF CREDIT. Borrower agrees that in the event of any extension of the maturity or time for presentation of drafts or demands for payment or any other modification of the terms of any Letter of Credit at the request of Borrower or by order of any court or tribunal, with or without notification to others, or in the event of any increase in the amount of any Letter of Credit at the request of Borrower or by order of any court or tribunal, this Agreement shall be binding upon Borrower with respect to the Letter of Credit so increased or otherwise modified, with respect to drafts and demands for payment thereunder, and with respect to any action taken in accordance with such extension, increase or other modification by any Issuing Bank or by any bank which is a confirming bank or an advising bank with respect to any Letter of Credit.

         Section 2A.5. RESTRICTION ON LIABILITY. No Issuing Bank nor any bank which is a confirming bank or an advising bank with respect to any Letter of Credit (in this section called a "CORRESPONDENT") shall be responsible for (a) the use which may be made of any Letter of Credit or for any acts or omissions of the users of any Letter of Credit; (b) the existence or nonexistence of a default under any instrument secured or supported by any Letter of Credit or any other event which gives rise to a right to call upon any Letter of Credit; (c) the validity, sufficiency or genuineness of any document delivered in connection with any Letter of Credit, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged; (d) except as specifically required by any Letter of Credit, failure of any instrument to bear any reference or adequate reference to any Letter of Credit, or failure of documents to accompany any draft at negotiation or failure of any person to note the amount of any draft on the reverse of any Letter of Credit or surrender or takeup any Letter of Credit; or (e) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, wireless or otherwise. No Issuing Bank shall be responsible for any act, error, neglect or default, omission, insolvency or failure in the business of any of the correspondents or any refusal by an Issuing Bank or any of the correspondents to pay or honor drafts drawn under any Letter of Credit because of any applicable law, decree or edict, legal or illegal, of any governmental agency now or hereafter enforced or for any matter beyond the control of an Issuing Bank. The happening of any one or more of the contingencies referred to in the preceding clauses of this paragraph shall not affect, impair or prevent the vesting of any of the rights or powers of Issuing Banks and Lenders under this Agreement, or the obligation of Borrower to make reimbursement. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth Borrower agrees that any action, not contrary to the terms of any Letter of Credit issued on its behalf, which is taken or omitted to be taken by any Issuing Bank or any Lender or by any correspondent under or in connection with any Letter of Credit shall be binding on Borrower and shall not put any Issuing Bank or any Lender or any correspondent under any resulting liability to Borrower unless grossly negligent or in breach of good faith.

         Section 2A.6. NO DUTY TO INQUIRE. Borrower agrees that each Issuing Bank is authorized and instructed to accept and pay drafts and demands for payment under the Letters of Credit without requiring, and without responsibility for, either at the time of acceptance or payment or thereafter, the determination as to the existence of any event giving rise thereto or the proper identity or authority of anyone appearing on behalf of the beneficiary of any Letter of Credit. Borrower further agrees to hold each Issuing Bank and each Lender harmless and indemnified against any liability or claim in connection with or arising out of the foregoing except in the case of such Lender's gross negligence or willful misconduct.

         Section 2A.7. LETTER OF CREDIT FEES. In consideration of any issuance by any Issuing Bank of Letters of Credit hereunder and of each Lender's incurrence of a reimbursement obligation with respect to such Letters of Credit, Borrower agrees to pay to Agent a Letter of Credit fee, for pro rata distribution to each Lender in accordance with its Percentage Share, promptly upon the issuance of each Letter of Credit (other than Back-to-Back Letters of Credit), in an amount equal to the greater of (i) $500 or (ii) one percent (1.0%) per annum of the face amount of such Letter of Credit. With



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


respect to Back-to-Back Letters of Credit, Borrower agrees to pay to Agent a Back-to-Back Letter of Credit fee, for pro rata distribution to each Lender in accordance with its Percentage Share, promptly upon the issuance of each Back-to-Back Letter of Credit, in an amount equal to the greater of (i) one-eighth of one percent (0.125%) per annum of the face amount of such Back-to-Back Letter of Credit or (ii) one percent (1.0%) per annum of the difference between (a) the face amount of such Back-to-Back Letter of Credit and
(b) the face amount of the underlying Letter of Credit issued in favor of the Issuing Bank to back the Back-to-Back Letter of Credit. Borrower shall also pay to Agent for distribution to the Lender issuing any Letter of Credit a fee of $250 immediately upon any drawing under any Letter of Credit.

         Section 2A.8. ACCELERATION OF LC OBLIGATIONS. If the Loans, or any part thereof, become immediately due and payable pursuant to Section 7.1 of this Agreement, then all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit and Borrower shall be obligated to pay Agent immediately an amount equal to the LC Obligations. All amounts made due and payable by Borrower under this Section 2A.8 may be applied as Agent elects to any of the various LC Obligations then due and payable; provided, however, that all such amounts applied by the Agent to the LC Obligations shall be (a) first applied to the Matured LC Obligations, and (b) second held by Agent as security for the remaining LC Obligations (in this section all such amounts held as security for LC Obligations of Borrower are collectively called "LC COLLATERAL") until such LC Obligations have either
(a) become Matured LC Obligations at which time the LC Collateral paid to Agent shall be applied to such Matured LC Obligations, or (b) have expired undrawn at which time an amount of the LC Collateral equal to such expired and undrawn LC Obligation shall be promptly returned to Borrower. This Section 2A.8 shall not limit or impair any rights which Agent or Lenders may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including without limitation, any LC Application.

         Section 2A.9. PURPOSES. Borrower shall request Letters of Credit for the purpose of securing bonding obligations and plugging and abandonment liabilities and for other general business purposes. In no event shall funds advanced under any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities.

         Section 2A.10. INCREASED COSTS FOR LETTERS OF CREDIT. If any change in any applicable law or regulation or in the interpretation thereof by any court or governmental authority charged with the administration thereof shall either
(a) impose, modify or apply any reserve, special deposit or similar requirement against Letters of Credit issued by Issuing Bank or (b) impose on Agent, any Lender or Issuing Bank any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to Issuing Bank of issuing or maintaining a Letter of Credit or materially affect the profitability to Issuing Bank of any or all Letter of Credit transactions contemplated by this Agreement, then, within two Business Days after demand by Issuing Bank, Borrower shall immediately pay to Issuing Bank such additional amount or amounts as shall be sufficient to compensate Issuing Bank for such increased cost. Issuing Bank will promptly notify Borrower of any event of which Issuing Bank has knowledge occurring after the date hereof which will entitle Issuing Bank to compensation pursuant to this Section 2A.10;

PROVIDED THAT failure by Issuing Bank to give such notice shall not adversely affect the right of Issuing Bank to such compensation pursuant to this Section 2A.10.

                  ARTICLE III - CONDITIONS PRECEDENT TO LENDING

         Section 3.1. DOCUMENTS TO BE DELIVERED. No Lender has any obligation to renew and extend its loan under the Existing Agreement or make any Advance hereunder unless Agent shall have received all of the following, at Agent's office in New York, New York, duly executed and delivered and in form, substance and date satisfactory to Agent:

                  (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

                  (b)      Each Note.

                  (c)      A Restated Subsidiary Guarantee made by each
                           Guarantor.

                  (d)      Certain certificates of Borrower including:

                           (i) An "Omnibus Certificate" of the Secretary and of
                  the Chairman of the Board or President of Borrower and each Guarantor, which shall contain the names and signatures of the officers of such Person authorized to execute Loan Documents on behalf of such Person and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of such Person and in full force and effect at the time this Agreement is entered into, authorizing the execution of the Loan Documents delivered or to be delivered in connection herewith and the con summation of the transactions contemplated therein, (2) a copy of the charter documents of such Person and all amendments thereto, certified by the appropriate official of such Person's state of incorporation, and (3) a copy of any bylaws of such Person.

                           (ii) A "Compliance Certificate" of the Chairman of
                  the Board or President and of the chief financial officer of Borrower, of even date herewith, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.2.

                  (e) A certificate (or certificates) of the due formation, valid existence and good standing of each of Borrower and each Subsidiary of Borrower that is a Guarantor in its respective state of organization, issued by the appropriate authorities of such jurisdiction.

                  (f) A favorable opinion of Thomas F. Getten, General Counsel for Borrower, substantially in the form set forth in EXHIBIT D.

         Section 3.2. ADDITIONAL CONDITIONS PRECEDENT. No Lender has any obligation to renew and extend its Loan under the Existing Agreement or make any Advance (including its first) unless the following conditions precedent have been satisfied:

                  (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such renewal or Advance (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such renewal or Advance.

                  (b) No Default shall have occurred and be continuing at the date of such renewal or Advance.

                  (c) No material adverse change shall have occurred to Borrower's Consolidated financial condition or businesses, or to the aggregate value of the Collateral, since the date of this Agreement.

                  (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such renewal or Advance.

                  (e) Neither the renewal of the Loans under the Existing Agreement nor the making of such Advance shall be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

                  (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in
         Section 3.1 (including opinions of legal counsel for the Related Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

                  (g) Borrower shall have paid the fees provided for in the letter agreement of even date herewith between Agent and Borrower.

                   ARTICLE IV - REPRESENTATIONS AND WARRANTIES

         Section 4.1. BORROWER'S REPRESENTATIONS AND WARRANTIES. To confirm each Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce Agent and each Lender to enter into this Agreement, to renew and extend the loans under the Existing Facility, and to make the Loans, Borrower represents and warrants to Agent and each Lender that:

                  (a) NO DEFAULT. Borrower is not in default in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

                  (b) ORGANIZATION AND GOOD STANDING. Each Related Person which is a corporation or partnership is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary except where the failure to so qualify would not have any material adverse effect on Borrower or its financial condition or businesses. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

                  (c) AUTHORIZATION. Each Related Person which is a corporation or partnership has duly taken all corporate or partnership action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

                  (d) NO CONFLICTS OR CONSENTS. The execution and delivery by the various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any domestic or applicable foreign law, statute, rule or regulation, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any

         Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

                  (e) ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles.

                  (f) INITIAL FINANCIAL STATEMENTS. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the date thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the period thereof. Since the date of the Initial Financial Statements no material adverse change has occurred in Borrower's financial condition or businesses or in Borrower's Consolidated financial condition or businesses, except as reflected in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

                  (g) OTHER OBLIGATIONS AND RESTRICTIONS. No Related Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is reasonably likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of such Related Person or of Borrower on a Consolidated basis.

                  (h) FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Related Person to Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or, when all such information is taken as a whole, omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Agent and each Lender in writing which could materially and adversely affect Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

                  (i) LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may reasonably be expected to materially and adversely affect Borrower or, on a Consolidated basis, Borrower and its properly Consolidated subsidiaries, their ownership or use of any material part of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

                  (j) ERISA LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Materials. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure
         Materials: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

                  (k) ENVIRONMENTAL AND OTHER LAWS. As used in this subsection:
         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System List of the Environmental Protection Agency, and "RELEASE" has the meaning given such term in 42 U.S.C. ss. 9601(22). Except as set forth in the Disclosure Schedule:

                           (i) the Related Persons are conducting their
                  businesses in material compliance with all applicable federal, state and local laws, including Environmental Laws.

                           (ii) to the best of the knowledge of the executive
                  officers of the Related Persons after due inquiry, none of the operations of any Related Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment.

                           (iii) no Related Person (and to the best knowledge of
                  the executive officers of Borrower, no other Person) has filed any notice under any federal, state or local law indicating that any Related Person is responsible for a Release, or the improper storage, of any material amount of Hazardous Materials or any Hazardous Materials have been released, or are improperly stored, upon any property of any Related Person.

                           (iv) no Related Person otherwise has any known
                  material contingent liability in connection with a Release, or the improper storage, of any Hazardous Materials.

                           (v) each Related Person has obtained authorizations
                  or has caused third party operators to represent that such operators have obtained authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the financial condition, operations, business or prospects of any Related Person.

                           (vi) each Related Person is in material compliance
                  with the terms and conditions of all permits, licenses and authorizations described in clause (v) above, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the financial condition, operations, business or prospect of any Related Person.

                           (vii) no Related Person has handled any Hazardous
                  Materials on any properties now or previously owned or leased by any Related Person to an extent that such handling has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Related Person; and to the best of the Related Person's knowledge after reasonably prudent inquiry

                           (1) no PCBs are present at any properties now or previously owned or leased by any Related Person;

                           (2) no asbestos is present at any properties now or previously owned or leased by any Related Person;

                           (3) except for production, storage and shipment of oil and gas production in the ordinary course of Borrower's business, there are no underground or above-ground storage tanks, vessels, landfills, pits or lagoons for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Related Person;

                           (4) no Hazardous Materials have been Released, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any properties now or previously owned or leased by any Related Person;

                           (5) no Hazardous Materials have been otherwise Released at, on or under any properties now or previously owned or leased by any Related Person to an extent that such release has, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, business or prospects of any Related Person;

                           (6) there has been no material release of or contamination by any material or substance contained or stored in any salt water disposal pit, vessel, pond or lagoon, any mud pit, or any other pit, pond, vessel or lagoon used as a part of drilling or well operations by any Related Person or for which any Related Person may be responsible;

                           (7) no Related Person is responsible for the release, clean up or remediation of any naturally occurring radioactive material;

                           (8) no Related Person is the subject of or responsible for any material pending or threatened claims, suits, demands or proceedings for personal injury, property damage, Natural Resources Damages as used in "CERCLA", remediation costs, environmental restoration or remediation or any other form of legal or equitable relief whatsoever arising from or in any way connected with the actual or alleged release or discharge of or exposure to any substance or material alleged to be toxic or hazardous.

                           (viii) no Related Person has transported or arranged
                  for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under CERCLA, listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS, or listed on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Related Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (ix) No Hazardous Material generated by any Related
                  Person has been recycled, treated, stored, disposed of or released by any Related Person at any location other than those listed in Disclosure Schedule.

                           (x) No oral or written notification of a Release of a
                  Hazardous Material has been filed by or, to the best of the Related Persons' knowledge, on behalf of any Related Person, and no property now or previously owned or leased by any Related

                  Person is listed, to the best of the Related Persons' knowledge, or proposed for listing on the National Priority list promulgated pursuant to CERCLA, in CERCLIS, or on any similar state list of sites requiring investigation or clean-up.

                           (xi) There are no Liens arising under or pursuant to
                  any Environmental Laws on any of the real properties or properties owned or leased by any Related Person, and no government actions have been taken or, to the best of the Related Persons' knowledge after due inquiry, are in process which could subject any of such properties to such Liens; nor would any Related Person be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

                           (xii) There have been no environmental
                  investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Related Person in relation to any properties or facility now or previously owned or leased by any Related Person which have not been made available to Agent.

                  (l) NAMES AND PLACES OF BUSINESS. Borrower has not been known by, or used any other corporate, partnership, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of Borrower are (and for the preceding five years have been) located at the address of Borrower set out in the signature pages hereto. Except as indicated in the Disclosure Schedule, Borrower has no other office or place of business.

                  (m) BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule. As of the date hereof Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

                  (n) TITLE TO PROPERTIES. Each Related Person has good record and marketable title in fee simple to, or a valid leasehold interest in
         (i) all of its drill sites and all of its properties where proven reserves exist, and (ii) all of its real property (other than any real property in which any Related Person has not, in accordance with customary practice in oil and gas business, verified the marketability and status of title or the validity of such leasehold interest), and such good title to all its other property, and none of such property is subject to any Lien except as expressly permitted by subsection 5.2(b).

                  (o) YEAR 2000 PROBLEM. Borrower and its Consolidated Subsidiaries are currently reviewing the areas of their business and operations which could be adversely affected by, and are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower and its Consolidated Subsidiaries may be unable to recognize and preform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "YEAR 2000 PROBLEM"). The Year 2000 Problem will not result, and is not reasonably expected to result, in any material adverse effect on Borrower and it Consolidated Subsidiaries, their ownership or use of any material part of their assets or properties, their businesses or financial condition or prospects, or their ability to perform their obligations under the Loan Documents.

         Section 4.2. REPRESENTATION BY LENDERS. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's Note shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

                        ARTICLE V - COVENANTS OF BORROWER

         Section 5.1. AFFIRMATIVE COVENANTS. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

                  (a) PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition set forth in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

                  (b) BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each Related Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Agent and each Lender at Borrower's expense:

                           (i) As soon as available, and in any event within
                  ninety (90) days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower together with all notes thereto and the consolidating financial statements prepared in connection with the preparation of such Consolidated financial statements, all prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Price Waterhouse, or other independent certified public accountants selected by Borrower and reasonably acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Con solidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants stating that they have read this Agreement, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 5.2(k), 5.2(l), 5.2(m) and 5.2(n) and a calculation of the Debt to Capitalization Ratio, and further stating that in making the examination and reporting on the Consolidated financial statements described above no knowledge was obtained that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did obtain knowledge that a Default existed, specifying its nature and period of existence.

                           (ii) As soon as available, and in any event within
                  forty-five (45) days after the end of the first three Fiscal Quarters in each Fiscal Year, Borrower's unaudited Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end and audit adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (i) of this section, furnish a certificate in the form of EXHIBIT F signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete in all material respects, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 5.2(k), 5.2(l), 5.2(m) and 5.2(n) and a calculation of the Debt to Capitalization Ratio, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

                           (iii) Promptly upon their becoming available, copies
                  of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

                           (iv) By April 1 of each year, an engineering report
                  prepared or reviewed by independent petroleum engineers chosen by Borrower and reasonably acceptable to Majority Lenders, concerning all oil and gas properties and interests relating to proven oil or gas reserves owned by Borrower. In addition to the annual report required pursuant to the preceding sentence, Borrower will by October 1 of each year, unless previously waived in writing by Majority Lenders, furnish to Agent and each Lender, at Borrower's expense, an additional engineering report prepared by Borrower, concerning all oil and gas properties and interests relating to proven oil or gas reserves owned by Borrower; provided that Borrower shall have no obligation to furnish more than one such additional report in any Fiscal Year. Each report shall be satisfactory to Agent and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. Each report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

                           (v) As soon as available, and in any event within
                  forty-five (45) days after the end of each month, Borrower's internal financial summaries for such month, subject to adjustments resulting from the final closing of such month's books, together with all other financial information requested by Agent.

                           (vi) As soon as available, and in any event within
                  thirty (30) days after the end of each Fiscal Year, Borrower shall deliver to Agent an environmental compliance certificate signed by the president or chief executive officer of Borrower in the form attached hereto as EXHIBIT G. Further, if requested by Agent, Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's oil and gas properties one time during each Fiscal Year beginning with the Fiscal Year 1996, by Pilko & Associates or other consultants jointly selected by Agent and Borrower which review shall, if requested by Agent, be arranged and supervised by environmental legal counsel for Agent, all at Borrower's cost and expense. The consultant shall render a verbal or written report to both Agent and Borrower, as specified by Agent, based upon such review at Borrower's cost and expense.

                           (vii) Concurrently with the annual renewal of
                  Borrower's insurance policies, Borrower shall, if requested by Agent in writing, cause a certificate or report to be issued by Russell G. Jones, CPCU, ARM or other insurance consultants satisfactory to Agent certifying that Borrower's insurance for the next succeeding year after such renewal (or for such longer period for which such insurance is in effect) complies with the provisions of this Agreement and the Security Documents.

                           (viii) If, at the time of any redetermination of the
                  Borrowing Base or at any time during a Fiscal Quarter, the aggregate value of gas attributable to "over-produced" status under gas balancing arrangements exceeds $10,000,000 (without giving effect to any offsetting of "under-produced" gas), then
                  (a) concurrently with the information furnished to Lenders in connection with each such redetermination of the Borrowing Base pursuant to the provisions of Section 2.12 and (b) as soon as available, and in any event within forty-five (45) days after the end of such Fiscal Quarter, an internally prepared report concerning all gas properties and interests of Borrower which are "over-produced" under gas balancing arrangements. This report shall be satisfactory to Agent and shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral.

                  (c) OTHER INFORMATION AND INSPECTIONS. Each Related Person will furnish to Agent and each Lender any information which Agent may from time to time reasonably request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Related Persons' businesses and operations. Each Related Person will permit representatives appointed by Agent (including independent accountants, agents, attorneys, appraisers and any other Persons) to visit and inspect any of such Related Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Related Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives. Each of Agent and Lenders, and their respective successors and assigns, agrees that, except upon the occurrence and during the continuance of a Default, it will take all reasonable steps to keep confidential any confidential or proprietary information given to it by any Related Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, or (ii) is required to be disclosed by law or by any order, rule or regulation (whether valid or invalid) of any court or governmental agency or authority, and provided further that Agent and each Lender may disclose proprietary or confidential information (a) to Agent's or any Lender's Affiliates, auditors, attorneys, or agents or (b) to any other Lender or to any purchaser or prospective purchaser of participations or other interests in any Loan or Note, provided that Agent or such Lender, as the case may be, shall request such other Lender, purchaser or prospective purchaser to agree to be bound by the confidentiality provisions contained in this Section 5.1(c).

                  (d) NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify Agent and each Lender:

                           (i) of any material adverse change in Borrower's
                  financial condition or Borrower's Consolidated financial condition or in the aggregate value of the Collateral,

                           (ii) of the occurrence of any Default of which
                  Borrower has knowledge,

                           (iii) of the acceleration of the maturity of any Debt
                  owed by any Related Person or of any default by any Related Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's Consolidated financial condition or on the value of any material part of the Collateral,

                           (iv) of the occurrence of any Termination Event,

                           (v) of any claim of $1,000,000 or more, any notice of
                  potential liability under any Environmental Laws which could reasonably be expected to exceed such amount, any claim, suit, demand or proceeding for personal injury, property damage,

                  Natural Resources Damages as used in "CERCLA", remediation costs, environmental restoration or remediation or any other form of legal or equitable relief whatsoever arising from or in any way connected with the actual or alleged release or discharge of or exposure to any substance or material alleged to be toxic or hazardous which could reasonably be expected to exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties, and

                           (vi) of the filing of any suit or proceeding against
                  any Related Person in which an adverse decision could have a material adverse effect upon any Related Person's financial condition, business or operations or on the value of any Collateral.

         Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

                  (e) MAINTENANCE OF PROPERTIES. Each Related Person will maintain, preserve, protect, and keep all Collateral and all other material assets used or useful in the conduct of its business in good condition (subject to the repair and/or replacement in the ordinary course of business and events of casualty and force majeure) and in material compliance with all applicable laws, rules and regulations, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

                  (f) MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Related Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable law, except where the failure so to qualify will not have any material adverse effect on Borrower.

                  (g) PAYMENT OF TRADE DEBT, TAXES, ETC. Each Related Person will (i) timely (giving effect to any proper extensions) file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) within sixty (60) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP. Each Related Person may, however, delay paying or discharging any such taxes, assessments, charges, levies and/or Debt so long as it is in good faith contesting the validity or amount thereof by appropriate proceedings and has set aside on its books adequate reserves therefor to the extent required by GAAP.

                  (h) INSURANCE. Each Related Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with Schedule 2. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (i) to provide for payment of property losses to Agent as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without thirty days' prior notice to Agent, (iii) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Related Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with Schedule 2, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Related Person shall at all time maintain liability insurance in the amounts set out on Schedule 2.

                  (i) PAYMENT OF EXPENSES. Borrower will, subject to the terms of the fee letter of even date herewith between Borrower and Agent, promptly (and in any event, within 30 days after any invoice or other statement or notice) pay (a) all reasonable attorneys' fees and other legal expenses incurred by or on behalf of Agent in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the borrowings hereunder and other action reasonably required in the course of administration hereof, (iv) the defense or enforcement of the Loan Documents or the defense of Agent's or any Lender's exercise of their rights thereunder, (v) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (vi) the enforcement of this Section 5.1(i); and (b) except as otherwise provided in Section 5.1(g) above, all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein. In addition to the foregoing, upon the occurrence and continuance of an Event of Default and until all of the Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable fees and expenses of Agent's (1) outside counsel, (2) reserve engineers and (3) consultants engaged in connection with the Loan Documents.

                  (j) PERFORMANCE ON BORROWER'S BEHALF. If any Related Person fails to pay any taxes, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document,

         Agent may, upon five (5) days prior written notice to Borrower, pay the same; provided, however, that if Borrower is contesting any such amount in accordance with the terms of the Loan Documents and gives Agent written notice thereof at least one (1) day prior to the date contained in Agent's notice to Borrower on which Agent intends to pay such amount, Agent will refrain from making such payment for so long as Borrower is contesting such amount in accordance with the terms of the Loan Documents. If any Related Person fails to pay any insurance premiums it is required to pay under any Loan Document, Agent may pay the same. Notwithstanding the foregoing, Agent may pay any taxes, expenses, attorneys' fees, premiums or other amounts required to be paid by any Related Person under any Loan Document to prevent the attachment of any lien on any of such Related Person's assets. Borrower shall immediately reimburse Agent for any payment made hereunder and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

                  (k) INTEREST. Borrower hereby promises to Agent and Lenders to pay interest at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Agent or any Lender) and which are not paid when due or within any applicable grace period.

                  (l) COMPLIANCE WITH AGREEMENTS AND LAW. Each Related Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Related Person will conduct its business and affairs in material compliance with all laws, regulations, and order applicable thereto.

                  (m)  ENVIRONMENTAL MATTERS; ENVIRONMENTAL REVIEWS.

                           (i) Each Related Person will comply with all
                  Environmental Laws now or hereafter applicable to such Related Person and shall obtain or cause third-party operators to represent that they have obtained, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect. Without limiting the foregoing, Borrower will, as recommended by Pilko and Associates, Inc. or such other environmental consultant jointly selected by Agent and Borrower, promptly develop and carry out a plan of action to plug abandoned wells, as discovered, as required to be plugged under applicable governmental requirements, that are not expected to be returned to service.

                           (ii) Borrower will promptly furnish to Agent all
                  written notices of violation, orders, claims, demands, notices, citations, complaints, penalty assessments, suits or other proceedings received by Borrower or of which it has notice, which involve or could reasonably be expected to involve asserted damages in excess of $100,000, pending or threatened against any Related Person, by any person, firm, or public or governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws, any alleged personal injury, property damages, Natural Resources Damages as used in "CERCLA", remediation costs, environmental restoration or remediation or any other form of legal or equitable relief whatsoever arising from or in any way connected with the actual or alleged release or discharge of or exposure to any substance or material alleged to be toxic or hazardous or any permits, licenses or authorizations in connec tion with its ownership or use of its properties or the operation of its business, regardless of where conducted.

                           (iii) Borrower will promptly furnish to Agent all
                  requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location, or with respect to any alleged personal injury, property damages, Natural Resources Damages as used in "CERCLA", remediation costs, environmental restoration or remediation or any other form of legal or equitable relief whatsoever arising from or in any way connected with the actual or alleged release or discharge of or exposure to any substance or material alleged to be toxic or hazardous.

                  (n) EVIDENCE OF COMPLIANCE. Each Related Person will furnish to each Lender at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

                  (o) FOREIGN QUALIFICATION. Within sixty (60) days after the date of this Agreement, Borrower shall deliver to Agent certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

         Section 5.2. NEGATIVE COVENANTS. To conform with the terms and conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

                  (a) RESTRICTED DEBT. No Related Person shall create, incur, assume or suffer to exist (i) any Debt for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities which is 60 days or less past due and which is incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) any obligations of such Related Person under any leases of property, real or personal, with respect to which the obligations of the lessee are required in accordance with GAAP to be capitalized on a balance sheet of the lessee (other than leases of equipment which are made in the ordinary course of business), (iii) any obligations of such Related Person in respect of letters of credit and acceptances issued or created for the account of such Related Person,
         (iv) any liabilities secured by any Lien on any property owned by such Related Person even though such Related Person has not assumed or otherwise become liable for the payment thereof, (v) any obligations arising under futures contracts, swap contracts, or similar speculative agreements (other than option contracts giving such Related Person the right - and not the duty - to buy or sell goods expected to be bought or sold by such Related Person in the ordinary course of its business, so long as such Related Person has no obligation other than the initial payment in full of the purchase price for the option), (vi) any obligations arising under conditional sales or other title retention agreements, (vii) any obligations owing under direct or indirect guaranties of Debt of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Debt of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Debt, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection, (viii) any obligations with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Related Person or for the creation of which such Related Person directly or indirectly received payment), or (ix) any obligations to deliver goods or services in consideration of advance payments therefor, except:

                           (1) Debt in respect of the Loans, the Notes, and
                  other Obligations of Borrower under this Agreement;

                           (2) Debt on account of trade credit or other accounts
                  payable incurred in the ordinary course of business;

                           (3) Debt outstanding on the date of this Agreement
                  and listed on Schedule 3 hereto, provided that the amount of any such Debt may not be increased;

                           (4) Debt of Borrower owing to any Guarantor and Debt
                  of any Guarantor owing to Borrower;

                           (5) Debt arising under contracts entered into in
                  accordance with subsections (e) and (f) of the definition of Permitted Investments;

                           (6) guaranties by any Related Person of Debt of any
                  other Related Person, which Debt is expressly permitted pursuant to the provisions of this Section 5.2(a);

                           (7) Debt evidenced by the 2006 Senior Subordinated
                  Notes; provided that (i) the 2006 Senior Subordinated Notes shall not be repurchased or redeemed in whole or in part prior to their stated maturity date, whether at the option of Borrower or pursuant to a mandatory redemption requirement under the 1996 Indenture; (ii) the principal amount of such Debt shall not be increased, refinanced, or refunded prior to its stated maturity date;
                  (iii) the interest rate thereon shall not be increased above its stated rate; (iv) any prepayment charges, fees, expenses or other amounts payable with respect to such Debt shall not be increased; and (v) such Debt shall not be defeased in whole or in part by Borrower pursuant to an election under Article 8 of the 1996 Indenture or otherwise; and

                           (8) Debt evidenced by the 2007 Senior Subordinated
                  Notes; provided that (i) the 2007 Senior Subordinated Notes shall not be repurchased or redeemed in whole or in part prior to their stated maturity date, whether at the option of Borrower or pursuant to a mandatory redemption requirement under the 1997 Indenture; (ii) the principal amount of such Debt shall not be increased, refinanced, or refunded prior to its stated maturity date; (iii) the interest rate thereon shall not be increased above its stated rate; (iv) any prepayment charges, fees, expenses or other amounts payable with respect to such Debt shall not be increased; and (v) such Debt shall not be defeased in whole or in part by Borrower pursuant to an election under Article 8 of the 1997 Indenture or otherwise.

                  (b) LIMITATION ON LIENS. No Related Person shall create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, except for:

                           (i) Liens for taxes not yet due or which are being
                  contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of such Related Person in conformity with GAAP;

                           (ii) carriers', warehousemen's, lessors', mechanics',
                  materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of such Related Person in conformity with GAAP;

                           (iii) pledges or deposits in connection with workers'
                  compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (iv) deposits to secure the performance of bids,
                  trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business;

                           (v) easements, rights-of-way, restrictions and other
                  similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the relevant Related Person;

                           (vi) Liens in existence on the date of this Agreement
                  listed on Schedule 4, securing Debt permitted by subsection 5.2(a)(3), provided that no such Lien is spread to cover any additional property after the date of this Agreement and that the amount of Debt secured thereby is not increased;

                           (vii) Liens which arise pursuant to the specific
                  terms of any license, joint operating agreement, unitization agreement or other similar agreement evidencing the interest of the relevant Person in any oil and gas producing property, provided that such Lien is not securing any Debt other than Debt incurred in connection with the specific terms of any such license, joint operating agreement, unitization agreement or other similar agreement;

                           (viii) Liens which arise pursuant to leases of
                  equipment entered into in the ordinary course of business, provided that such Lien is not securing any Debt other than Debt incurred in connection with the specific terms of such equipment lease; and

                           (ix) Liens created pursuant to the Security Documents
                  or otherwise contemplated by this Agreement or the other Loan Documents.

                  (c) LIMITATION ON MERGERS. No Related Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity.

                  (d) LIMITATION ON SALES OF PROPERTY. No Related Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

                           (i) equipment or other assets which are worthless or
                  obsolete or which are replaced by equipment or similar assets of equal suitability and value.

                           (ii) inventory (including oil and gas sold as
                  produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

                           (iii) oil and gas properties which are sold for fair
                  consideration not to exceed $15,000,000 in the aggregate in any calendar year during the term of this Agreement; provided, however, that Borrower may sell for fair consideration oil and gas properties in excess of $15,000,000 in the aggregate during any calendar year so long as within five (5) days of consummation of any such sale all such sale proceeds



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



                  (net of reasonable costs incurred in connection with such sale) shall be prepaid to Agent as a mandatory prepayment of the outstanding principal balance of the Notes, which proceeds shall reduce the Borrowing Base by an amount determined by Majority Lenders in their sole discretion to be attributable to the oil and gas properties sold.

         Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Related Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

                  (e) LIMITATION ON DIVIDENDS AND REDEMPTIONS. No Related Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Related Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except:

                           (i) such dividends, distributions, contributions,
                  purchases, redemptions, acquisitions, retirements or reductions may be made by any Related Person without limitation to Borrower and to Guarantors which are Subsidiaries of Borrower, and

                           (ii) Borrower may make distributions to its
                  shareholders in any Fiscal Year which, in the aggregate together with all other dividends and distributions made by Borrower during such Fiscal Year and all Consolidated income taxes incurred by Borrower during the immediately preceding Fiscal Year and actually paid by Borrower, do not exceed sixty percent (60%) of the Consolidated net income of Borrower calculated in accordance with GAAP before income taxes and non-cash extraordinary items for the immediately preceding Fiscal Year; PROVIDED THAT at the time of each such distribution, (a) the Borrowing Base exceeds the aggregate unpaid principal balance of the Loans, (b) no amounts are due and owing under the Loan Documents and (c) no Default or Event of Default has occurred and is continuing or would arise as a result of the making of such distribution.

                  (f) LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Related Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, or be a party to or in any manner be liable on any forward, future, swap or hedging contract, other than Permitted Investments, or
         (iv) make any significant
         acquisitions or investments in any properties other than oil and gas properties which are expressly permitted hereunder.

                  (g) LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments, no Related Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

                  (h) TRANSACTIONS WITH AFFILIATES. Neither Borrower nor any of its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its Subsidiaries.

                  (i) CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in
         Section 4001 of ERISA. No Related Person will amend or modify or permit any amendment or modification to any contract or instrument governing the Debt evidenced by the 2006 Senior Subordinated Notes or the 2007 Senior Subordinated Notes the effect of which would be to change any of the material terms of such contract or instrument, including without limitation, any amendment or modification that (i) would increase the amount of, or shorten the maturity of, any payment of any principal amount of the 2006 Senior Subordinated Notes or the 2007 Senior Subordinated Notes; (ii) would change the terms of subordination of such Debt to the Obligations; or (iii) would be, in the opinion of Majority Lenders, materially more burdensome to Borrower than the obligations and requirements imposed by the 2006 Senior Subordinated Notes and the 1996 Indenture or the 2007 Senior Subordinated Notes and the 1997 Indenture, as the case may be.

                  (j) FISCAL YEAR. No Related Person will change its fiscal year.

                  (k) CURRENT RATIO. The ratio of Borrower's Consolidated Current Assets to Borrower's Consolidated Current Liabilities will never be less than 1.0 to 1.0. For purposes of this subsection, Borrower's Consolidated Current Liabilities will be calculated without including any payments of principal on the Note which are required to be repaid within one year from the time of calculation. For purposes of this subsection, until the date which is one year and one day before the Termination Date, Borrower's Consolidated current assets shall be increased by an amount equal to the lesser of (i) the amount of available credit under the Borrowing Base at the time of such calculation or (ii) $25,000,000; PROVIDED that for purposes of determining compliance with this Section 5.2(k) as of March 31, 1998, Borrower's Current Assets shall be deemed to be increased by the amount of $25,000,000.

                  (l) FIXED CHARGE COVERAGE RATIO. The ratio of Borrower's Consolidated Cash Flow for any Fiscal Quarter to Borrower's Consolidated Fixed Charges for such Fiscal Quarter will never be less than 1.5 to 1.0.

                  (m) INTEREST COVERAGE. The ratio of Borrower's Consolidated Cash Flow for any Fiscal Quarter to Borrower's Interest Expense for such Fiscal Quarter will never be less than 2.5 to 1.0.

                  (n) TANGIBLE NET WORTH. Borrower's Consolidated Tangible Net Worth will never be less than $120,000,000.

                              ARTICLE VI - SECURITY

         Section 6.1. THE SECURITY. The Obligations will be secured by the Security Documents heretofore or hereafter delivered by any Related Person and accepted by Agent.

         Section 6.2. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Borrower agrees to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by Borrower or any Guarantor.

         Section 6.3. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Borrower will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Related Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.4. BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations Borrower hereby grants to Agent and each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Agent or any Lender at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits

(general or special, time or demand, provisional or final) of Borrower with Agent or any Lender, and (c) any other credits and claims of Borrower at any time existing against Agent or any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each of Agent and Lenders is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.5. GUARANTIES OF BORROWER'S SUBSIDIARIES. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.6. PRODUCTION PROCEEDS. Notwithstanding that, by the terms of certain of the Security Documents, Borrower and certain of the Related Persons are and will be assigning to Agent and Lenders all of the proceeds of production from the oil and gas properties constituting Collateral (the "Production Proceeds"), so long as no Event of Default has occurred Borrower and such Related Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and the Lenders shall have the right to obtain possession of all Production Proceeds then held by Borrower or such Related Persons and to receive directly from the purchasers of production all other Production Proceeds. Upon the occurrence of an Event of Default, Agent and Lenders may exercise all other rights and remedies granted under the Security Documents. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Borrower or such Related Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

                  ARTICLE VII - EVENTS OF DEFAULT AND REMEDIES

         Section 7.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

                  (a) Any Related Person fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise; provided that with respect to any failure to pay interest on any of the Obligations when due and payable, such failure shall not constitute an Event of Default hereunder if remedied within three (3) days after such interest first becomes due and payable;

                  (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

                  (c) Any Related Person fails (other than as referred to in subsections (a) and (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure is not remedied within the applicable Grace Period;

                  (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Agent;

                  (e) Any Related Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument (including the Subordinated Debt Documents), if such agreement or instrument is materially significant to Borrower or to Bor rower and its subsidiaries on a Consolidated basis or materially significant to Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

                  (f) Any Related Person (i) fails to pay any portion, when such portion is due, of the Subordinated Debt, (ii) fails to pay any portion, when such portion is due, of any of its other Debt in excess of $500,000, or (iii) breaches or defaults in the performance of any of the Subordinated Debt Documents or any other agreement or instrument by which the Subordinated Debt or any such other Debt is issued, evidenced, governed, or secured, and any such failure, breach or default is not waived and continues beyond any applicable period of grace provided therefor;

                  (g) Any of the principal indebtedness evidenced by the Subordinated Debt Documents becomes due prior to its stated maturity date (by acceleration or otherwise) or Borrower or any holder of the Subordinated Debt exercises any right of repurchase or redemption with respect thereto;

                  (h) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);

                  (i)  Any Related Person:

                           (A) suffers the entry against it of a judgment,
                  decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of sixty days; or

                           (B) commences a voluntary case under any applicable
                  bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                           (C) suffers the appointment of or taking possession
                  by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within sixty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                           (D) suffers the entry against it of a final judgment
                  for the payment of money in excess of $1,000,000, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                           (E) suffers a writ or warrant of attachment or any
                  similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within sixty days after the entry or levy thereof or after any stay is vacated or set aside;

                  (j)  For any reason a Change of Control shall occur; and

                  (k) Any material adverse change occurs in Borrower's individual or Consolidated financial condition or businesses or operations.

Upon the occurrence of an Event of Default described in subsection (i)(A),
(i)(B) or (i)(C) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Related Person, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to any declaration by Agent), any obligation of any Lender to make any further Advances shall be permanently terminated. The term "Grace Period", as used herein with respect to a Default or an Event of Default for which a Grace Period is expressly provided, means the period beginning on the date of the related Default and ending thirty days after written notice of such Default is given by Agent to Borrower, provided that (i) no Grace Period shall ever apply to any Default under Sections 5.1(d)(ii) or 5.2 and (ii) no Grace Period shall apply to any other Default if Borrower has not given notice of such Default to Agent as required in Section 5.1(d)(ii) prior to Agent's giving notice thereof to Borrower or Agent's exercising any of its rights or remedies in connection therewith.

         Section 7.2. REMEDIES. If any Default shall occur and be continuing, each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have; provided, however, that without the prior written consent of Required Lenders, no Lender shall have the right to enforce any of its rights or remedies under the Security Documents or otherwise with respect to any of the Collateral and, in the event any Lender obtains such prior written consent, such Lender shall notify Agent and Agent shall, on behalf of such Lender, seek to enforce such Lender's rights and remedies under the Security Documents. All rights, remedies and powers conferred upon Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

         SECTION 7.3. INDEMNITY. EACH RELATED PERSON AGREES TO INDEMNIFY AGENT AND EACH LENDER, UPON DEMAND, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS, COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT OR SUCH LENDER GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS

(INCLUDING THE ENFORCEMENT OR DEFENSE THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY RELATED PERSON OR ANY ALLEGED PERSONAL INJURY, PROPERTY DAMAGES, NATURAL RESOURCES DAMAGES AS USED IN "CERCLA", REMEDIATION COSTS, ENVIRONMENTAL RESTORATION OR REMEDIATION OR ANY OTHER FORM OF LEGAL OR EQUITABLE RELIEF WHATSOEVER SOUGHT AGAINST ANY RELATED PERSON, AGENT OR ANY LENDER ARISING FROM OR IN ANY WAY CONNECTED WITH THE ACTUAL OR ALLEGED RELEASE OR DISCHARGE OF OR EXPOSURE TO ANY SUBSTANCE OR MATERIAL ALLEGED TO BE TOXIC OR HAZARDOUS OR ANY OTHER LIABILITIES OR DUTIES OF ANY RELATED PERSON, AGENT OR ANY LENDER WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ANY LENDER, PROVIDED ONLY THAT NEITHER AGENT NOR ANY LENDER SHALL BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. IF ANY PERSON (INCLUDING ANY RELATED PERSON OR ANY OF THEIR AFFILIATES) EVER ALLEGES SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY AGENT OR ANY LENDER, THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL NONETHELESS BE PAID UPON DEMAND, SUBJECT TO LATER ADJUSTMENT OR REIMBURSEMENT, UNTIL SUCH TIME AS A COURT OF COMPETENT JURISDICTION ENTERS A FINAL JUDGMENT AS TO THE EXTENT AND EFFECT OF THE ALLEGED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. AS USED IN THIS SECTION THE TERMS "AGENT" AND "LENDER" SHALL REFER NOT ONLY TO THE PERSONS DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

                              ARTICLE VIII - AGENT

         Section 8.1. APPOINTMENT AND AUTHORITY. Each Lender hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive on behalf of the Lenders payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise on behalf of the Lenders such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the

Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

         Section 8.2. AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, including their negligence of any kind, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith;
(f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 8.3. LENDERS' CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         SECTION 8.4. INDEMNIFICATION. EACH LENDER AGREES TO INDEMNIFY AGENT (TO THE EXTENT NOT REIMBURSED BY BORROWER WITHIN TEN (10) DAYS AFTER DEMAND) FROM AND AGAINST SUCH LENDER'S PERCENTAGE SHARE OF ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, FINES, ACTIONS, JUDGMENTS, SUITS, SETTLEMENTS,

COSTS, EXPENSES OR DISBURSEMENTS (INCLUDING REASONABLE FEES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS SECTION COLLECTIVELY CALLED "LIABILITIES AND COSTS") WHICH TO ANY EXTENT (IN WHOLE OR IN PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT GROWING OUT OF, RESULTING FROM OR IN ANY OTHER WAY ASSOCIATED WITH ANY OF THE COLLATERAL, THE LOAN DOCUMENTS AND THE TRANSACTIONS AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY ALLEGED PERSONAL INJURY, PROPERTY DAMAGES, NATURAL RESOURCES DAMAGES AS USED IN "CERCLA", REMEDIATION COSTS, ENVIRONMENTAL RESTORATION OR REMEDIATION OR ANY OTHER FORM OF LEGAL OR EQUITABLE RELIEF WHATSOEVER SOUGHT AGAINST ANY PERSON ARISING FROM OR IN ANY WAY CONNECTED WITH THE ACTUAL OR ALLEGED RELEASE OR DISCHARGE OF OR EXPOSURE TO ANY SUBSTANCE OR MATERIAL ALLEGED TO BE TOXIC OR HAZARDOUS OR ANY OTHER LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. CUMULATIVE OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND FOR SUCH LENDER'S PERCENTAGE SHARE OF ANY COSTS AND EXPENSES TO BE PAID TO AGENT BY BORROWER UNDER SECTION 5.1(I) TO THE EXTENT THAT AGENT IS NOT TIMELY REIMBURSED FOR SUCH EXPENSES BY BORROWER AS PROVIDED IN SUCH SECTION. AS USED IN THIS SECTION THE TERM "AGENT" SHALL REFER NOT ONLY TO THE PERSON DESIGNATED AS SUCH IN SECTION 1.1 BUT ALSO TO EACH DIRECTOR, OFFICER, AGENT, ATTORNEY, EMPLOYEE, REPRESENTATIVE AND AFFILIATE OF SUCH PERSON.

         Section 8.5. RIGHTS AS LENDER. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 8.6. SHARING OF SET-OFFS AND OTHER PAYMENTS. Each of Agent and Lender agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section

2.10, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to
Section 2.10, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.10, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.10; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

         Section 8.7. INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         Section 8.8. BENEFIT OF ARTICLE VIII. The provisions of this Article (other than the following Section 8.9) are intended solely for the benefit of Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any prior notice to or consent of Borrower or any Related Person.

         Section 8.9. RESIGNATION. Agent may resign at any time by giving ten
(10) days' prior written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Required Lenders shall have the right to appoint a successor Agent. Except as provided in the following sentence, a successor must be appointed for any retiring Agent, and such Agent's resignation shall only become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a domestic or foreign commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                           ARTICLE IX - MISCELLANEOUS

         Section 9.1. WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by Agent or any Lender in exercising any right, power or remedy which Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender, or if all Lenders, by Agent on behalf of Lenders with the written consent of Majority Lenders. Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, release, subordinate or impair any Collateral or any Lien securing the Obligations or execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article III (provided that Agent may in its discretion withdraw any request it has made under Section 3.2(f)), (2) increase the Percentage Share of such Lender or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or "Required Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's Note or Guarantor from its guaranty of such payment, (7) amend Section 2.12 hereof, or (8) amend this Section 9.1.

         SECTION 9.2. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH



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



AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING AGAINST BORROWER WITH RESPECT TO THIS AGREEMENT, THE NOTE OR ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS AGENT AND LENDERS MAY ELECT, AND, BY EXECUTION AND DELIVERY HEREOF, BORROWER ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, UNLESS WAIVED BY AGENT AND LENDERS IN WRITING, WITH RESPECT TO ANY ACTION OR PROCEEDING BROUGHT BY IT AGAINST AGENT AND LENDERS AND ANY QUESTIONS RELATING TO USURY. BORROWER AGREES THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK SHALL APPLY TO THE LOAN DOCUMENTS AND WAIVES ANY RIGHT TO STAY OR TO DISMISS ANY ACTION OR PROCEEDING BROUGHT BEFORE SAID COURTS ON THE BASIS OF FORUM NON CONVENIENS. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK, AS AGENT OF BORROWER TO RECEIVE SERVICE OF ALL PROCESS BROUGHT AGAINST BORROWER WITH RESPECT TO ANY SUCH PROCEEDING IN ANY SUCH COURT IN NEW YORK, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO AGENT AND LENDERS A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT AND LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT AND LENDERS TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT AND LENDERS TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO AGENT AND LENDERS THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT AND LENDERS) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.




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



         Section 9.3. LIMITATION ON INTEREST. Agent, Lenders, the Related Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's or such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Agent, Lenders and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. As used in this section the term "applicable law" means the laws of the State of New York or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         Section 9.4. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections 2.14 through 2.18, and any obligations which any Person may have to indemnify or pay accrued compensation to Agent or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such



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



termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 9.5. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto, and to Agent and the other Lenders at their addresses specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or
(c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance or Rate Election shall become effective until actually received by Agent.

         Section 9.6. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

         Section 9.7. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         SECTION 9.8. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. TO THE EXTENT PERMITTED BY LAW, AGENT, LENDERS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PERSONS OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT'S AND LENDERS' ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH OF BORROWER, AGENT AND LENDERS HEREBY FURTHER (A) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.




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



         Section 9.9. RESTATEMENT. This Agreement restates and amends the Existing Agreement in its entirety, effective as of the date hereof, and all of the terms and provisions hereof shall supersede the terms and provisions thereof. It is the intention of the parties hereto that the Debt evidenced by the Existing Agreement and the Existing Notes, together with all liens and security interests granted by Borrower in favor of the Existing Lenders in connection therewith, is to be carried forward pursuant to the terms contained herein and in the other Loan Documents. The Notes are being executed and given in partial renewal and restatement of (but not in extinguishment or novation of) the Existing Notes.


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                                       64

          IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                    Borrower

                                    FORCENERGY INC (FORMERLY KNOWN AS FORCENERGY
                                    GAS EXPLORATION, INC.)

                                    By: /s/ Thomas F. Getten
                                       ----------------------------------
                                       Thomas F. Getten, Vice President

                                    Address:

                                    2730 S.W. 3rd Avenue, Suite 800
                                    Miami, Florida 33129-2356
                                    Attention: Stig Wennerstrom

                                    Telephone: (305) 856-8500
                                    Telecopy:  (305) 856-4300




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




                                      ING (U.S.) CAPITAL CORPORATION (FORMERLY
                                      KNOWN AS INTERNATIONALE NEDERLANDEN (U.S.)
                                      CAPITAL CORPORATION), AGENT AND LENDER
                 SHARE OF
PERCENTAGE       MAXIMUM
 SHARE          LOAN AMOUNT
-----------     ------------
                                      By: /s/ W. King Grant
                                          ------------------------------------
18.00             $45,000,000             W. King Grant, Senior Vice President


                                      Address:

                                      135 East 57th Street
                                      New York, New York 10022-2101
                                      Attention: W. King Grant

                                      Telephone: (212) 409-1730
                                      Telecopy:  (212) 823-3616
                                      Telex:     TRT 177792





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





                                         DEN NORSKE BANK ASA, LENDER

                  SHARE OF
PERCENTAGE        MAXIMUM
 SHARE          LOAN AMOUNT
-----------     ------------

                                         By: /s/ Byron L. Cooley
                                            ------------------------------------
18.00%            $45,000,000                  Name: Byron L. Cooley
                                               Title: Senior Vice President


                                         By: /s/ J. Morten Kreutz
                                            ------------------------------------
                                               Name: J. Morten Kreutz
                                               Title: Vice President

                                         Address:

                                         200 Park Avenue
                                         31st Floor
                                         New York, New York 10166-0396
                                         Attention: Customer Service Dept.

                                         Telephone: (212) 681-3844
                                         Telecopy:  (212) 681-4123
                                         Telex:  WU426357

                                         with a copy to:

                                         Byron L. Cooley
                                         Den Norske Bank AS
                                         Representative Office
                                         Three Allen Center
                                         333 Clay Street, Suite 4890
                                         Houston, Texas 77002

                                         Telephone: (713) 844-9258
                                         Telecopy:  (713) 757-1167



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                                       67

                                        MEESPIERSON CAPITAL CORP., LENDER

                  SHARE OF
PERCENTAGE        MAXIMUM
  SHARE          LOAN AMOUNT

                                        By: /s/  Karel Louman
                                           ------------------------------------
16.00%            $40,000,000              Karel Louman, Managing Director


                                        By: /s/ Darrell W. Holley
                                           ------------------------------------
                                           Darrell W. Holley, Managing Director



                                        For funding or operational instructions:

                                        MeesPierson Capital Corp.
                                        300 Crescent Court, Suite 1750
                                        Dallas, Texas  75201
                                        Attention:  Yolanda Dittmar
                                        Telephone:  (214) 953-4301
                                        Telecopy:  (214)  754-5981

                                        For notices and other communications:

                                        MeesPierson Capital Corp.
                                        300 Crescent Court, Suite 1750
                                        Dallas, Texas 75201
                                        Attention:  Karel Louman
                                        Telephone:  (214) 953-9301
                                        Telecopy:  (214)  754-5981



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                                       68

                                         BANK OF SCOTLAND, LENDER

                  SHARE OF
PERCENTAGE        MAXIMUM
   SHARE          LOAN AMOUNT
----------        ------------

                                         By: /s/ Annie Chin Tat
                                            ------------------------------------
18.00%            $45,000,000               Name:  Annie Chin Tat
                                            Title: Vice President

                                         Address:

                                         565 Fifth Avenue
                                         New York, New York 10017
                                         Attention:  Annie Chin Tat

                                         Telephone: (212) 450-0870
                                         Telecopy:  (212) 557-9460
                                         Telex:  6801012 ubiforn



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




                                         HIBERNIA NATIONAL BANK, LENDER

                  SHARE OF
PERCENTAGE        MAXIMUM
 SHARE          LOAN AMOUNT
----------      -----------
                                         By: /s/ Gary Culbertson
                                            ------------------------------------
12.00%            $30,000,000               Name: Gary Culbertson
                                            Title: Banking Officer

                                            313 Carondelet, Suite 1300
                                            New Orleans, Louisiana 70130
                                            Attention:  Colleen McEvoy
                                            Telephone:  504.533.5395
                                            Telecopy:  504.533.5434
                                            Telex:


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                                       70

                                         PNC BANK, NATIONAL ASSOCIATION,
                                         LENDER

                  SHARE OF
PERCENTAGE        MAXIMUM
  SHARE          LOAN AMOUNT
----------       -----------

                                         By: /s/ John R. Way
                                            ------------------------------------
10.00%            $25,000,000               Name: John R. Way
                                            Title: Assistant Vice President

                                            Address for Notices:

                                            249 Fifth Avenue
                                            Pittsburgh, Pennsylvania  15222
                                            Attention:  Thomas Grundman
                                            Telephone:  412.762.3025
                                            Telecopy:  412.762.2571
                                            Telex:


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



                                         CREDIT AGRICOLE INDOSUEZ,   LENDER

                  SHARE OF
PERCENTAGE        MAXIMUM
   SHARE          LOAN AMOUNT
-----------       ------------

                                         By: /s/ Dean Balice
                                            ------------------------------------
8.00%             $20,000,000               Name: Dean Balice
                                            Title: Senior Vice President &
                                                   Branch Manager


                                         By: /s/ Dennis M. Toolan
                                            ------------------------------------
                                            Name: Dennis M. Toolan
                                            Title: Senior Vice President

                                         Address: 55 E. Monroe Street
                                         Chicago, Illinois 60603
                                         Telephone: (312) 372-9200
                                         Telecopy:  (312) 372-3724
                                         Telex:

                                         with a copy to:

                                         Brian Kenzeak
                                         Credit Agricole Indosuez
                                         600 Travis, Suite 2340
                                         Houston, Texas  77002

                                         Telephone: (713) 223-7000
                                         Telecopy:  (713) 223-7029


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